EXHIBIT 10(d)

                           AMENDED AND RESTATED
                             REVOLVING CREDIT
                                    AND
                            TERM LOAN AGREEMENT
                            -------------------

                         DATED as of June 29, 1998

                                  between

                       BANGOR HYDRO-ELECTRIC COMPANY

                                    and

                             BANKBOSTON, N.A.,
                   as Administrative Agent for the Banks

                                    and

                           FLEET NATIONAL BANK,
                   as Documentation Agent for the Banks


                             TABLE OF CONTENTS


  Section 1.  DEFINITIONS AND RULES OF INTERPRETATION.   .
     Section 1.1.  Definitions.
     Section 1.2.  Rules of Interpretation.
  Section 2.  THE REVOLVING CREDIT FACILITY.   . . . . . .
     Section 2.1.  Commitment to Lend.
     Section 2.2.  Commitment Fee.
     Section 2.3.  Reduction of Total Commitment.
     Section 2.4.  The Revolving Credit Notes.
     Section 2.5.  Interest on Revolving Credit
     Loans.
     Section 2.6.  Requests for Revolving Credit
     Loans.
     Section 2.7.  Conversion Options.
                 Section 2.7.1.  Conversion to Different Type
                 of Revolving Credit Loan.
                 Section 2.7.2.  Continuation of Type of
                 Revolving Credit Loan.
                 Section 2.7.3.  LIBOR Rate Loans.
     Section 2.8.  Funds for Revolving Credit Loan.
                 Section 2.8.1.  Funding Procedures.
                 Section 2.8.2.  Advances by Administrative
                 Agent.
     Section 2.9.  Settlements.
                 Section 2.9.1.  General.
                 Section 2.9.2.  Failure to Make Funds
                 Available.
                 Section 2.9.3.  No Effect on Other Banks.
  Section 3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.   .
     Section 3.1.  Maturity.
     Section 3.2.  Mandatory Repayments of Revolving
     Credit Loans.
     Section 3.3.  Optional Repayments of Revolving
     Credit Loans.
  Section 4.  THE TERM LOAN.   . . . . . . . . . . . . . .
     Section 4.1.  Commitment to Lend.
     Section 4.2.  The Term Notes.
     Section 4.3.  Schedule of Installment Payments of
     Principal of Term Loan.
     Section 4.4.  Optional Prepayment of Term Loan.
     Section 4.5.  Mandatory Prepayment of Term
     Loan.
     Section 4.6.  Interest on Term Loan.
                 Section 4.6.1.  Interest Rates.
                 Section 4.6.2.  Notification by Borrower.
                 Section 4.6.3.  Amounts, etc.
  Section 5.  LETTERS OF CREDIT.   . . . . . . . . . . . .
     Section 5.1.  Letter of Credit Commitments.
                 Section 5.1.1.  Commitment to Issue Letters
                 of Credit.
                 Section 5.1.2.  Letter of Credit
                 Applications.
                 Section 5.1.3.  Terms of Letters of
                 Credit.
                 Section 5.1.4.  Reimbursement Obligations of
                 Banks.
                 Section 5.1.5.  Participations of Banks.
            Section 5.2.  Reimbursement Obligation of the
            Borrower.
            Section 5.3.  Letter of Credit Payments.
            Section 5.4.  Obligations Absolute.
            Section 5.5.  Reliance by Issuer.
            Section 5.6.  Letter of Credit Fee.
  Section 6.  CERTAIN GENERAL PROVISIONS.  . . . . . . . .
     Section 6.1.  Fees.
     Section 6.2.  Funds for Payments.
                 Section 6.2.1.  Payments to Administrative
                 Agent.
                 Section 6.2.2.  No Offset, etc.
            Section 6.3.  Computations.
            Section 6.4.  Inability to Determine LIBOR
            Rate.
            Section 6.5.  Illegality.
            Section 6.6.  Additional Costs, etc.
            Section 6.7.  Capital Adequacy.
            Section 6.8.  Certificate.
            Section 6.9.  Indemnity.
            Section 6.10.  Interest After Default.
                 Section 6.10.1.  Overdue Amounts.
                 Section 6.10.2.  Replacement Banks;
                 Mitigation.
  Section 7.  COLLATERAL SECURITY.   . . . . . . . . . . .
     Section 7.1.  Security of Borrower.
  Section 8.  REPRESENTATIONS AND WARRANTIES.  . . . . . .
     Section 8.1.  Corporate Authority.
                 Section 8.1.1.  Incorporation; Good
                 Standing.
                 Section 8.1.2.  Authorization.
                 Section 8.1.3.  Enforceability.
            Section 8.2.  Governmental Approvals.
            Section 8.3.  Title to Properties; Leases.
            Section 8.4.  Financial Statements and
            Projections.
                 Section 8.4.1.  Fiscal Year.
                 Section 8.4.2.  Financial Statements.
                 Section 8.4.3.  Projections.
            Section 8.5.  No Material Changes, etc.
            Section 8.6.  Franchises, Patents, Copyrights,
            etc.
            Section 8.7.  Litigation.
            Section 8.8.  No Materially Adverse Contracts,
            etc.
            Section 8.9.  Compliance with Other Instruments,
            Laws, etc.
            Section 8.10.  Tax Status.
            Section 8.11.  No Event of Default.
            Section 8.12.  Holding Company and Investment
            Company Acts.
            Section 8.13.  Absence of Financing Statements,
            etc.
            Section 8.14.  Perfection of Security Interest.
            Section 8.15.  Certain Transactions.
            Section 8.16.  Compliance with ERISA.
            Section 8.17.  Regulations U and X.
            Section 8.18.  Subsidiaries, etc.
            Section 8.19.  Year 2000 Problem.
            Section 8.20.  Disclosure.
            Section 8.21.  Collateral Bonds; Mortgages.
  Section 9.  AFFIRMATIVE COVENANTS OF THE BORROWER.   . .
     Section 9.1.  Punctual Payment.
     Section 9.2.  Maintenance of Office.
     Section 9.3.  Records and Accounts.
     Section 9.4.  Financial Statements, Certificates
     and Information.
     Section 9.5.  Notices.
                 Section 9.5.1.  Defaults.
                 Section 9.5.2.  Environmental Events.
                 Section 9.5.3.  Notification of Claim against
                 Collateral Bonds.
                 Section 9.5.4.  Notice of Litigation and
                 Judgments.
            Section 9.6.  Corporate Existence; Maintenance of
            Properties.
            Section 9.7.  Insurance.
            Section 9.8.  Taxes.
            Section 9.9.  Inspection of Properties and Books,
            etc.
                 Section 9.9.1.  General.
                 Section 9.9.2.  Communications with
                 Accountants.
            Section 9.10.  Compliance with Laws, Contracts,
            Licenses, and Permits.
            Section 9.11.  Employee Benefit Plans.
            Section 9.12.  Use of Proceeds.
            Section 9.13.  Bank Accounts.
            Section 9.14.  Further Assurances.
            Section 9.15.  Sale of Generating Assets.
            Section 9.16.  Status.
  Section 10.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.
     Section 10.1.  Restrictions on Indebtedness.
     Section 10.2.  Restrictions on Liens.
     Section 10.3.  Restrictions on Investments.
     Section 10.4.  Merger, Consolidation and
     Disposition of Assets.
                 Section 10.4.1.  Mergers and Acquisitions.
                 Section 10.4.2.  Disposition of Assets.
            Section 10.5.  Sale and Leaseback.
            Section 10.6.  Employee Benefit Plans.
            Section 10.7.  Business Activities.
            Section 10.8.  Fiscal Year.
            Section 10.9.  Transactions with Affiliates.
            Section 10.10.  Negative Pledges.
            Section 10.11.  Nuclear Acquisitions.
            Section 10.12.  Amendments to Bonds, Etc..
  Section 11.  FINANCIAL COVENANTS OF THE BORROWER.  . . .
     Section 11.1.     Consolidated Net Worth.
     Section 11.2.  Consolidated Fixed Charge Ratio.
     Section 11.3.  Consolidated Total Debt Ratio.
     Section 11.4.  Dividends.
  Section 12.  CLOSING CONDITIONS.   . . . . . . . . . . .
     Section 12.1.  Loan Documents.
     Section 12.2.  Certified Copies of Charter
     Documents.
     Section 12.3.  Corporate Action.
     Section 12.4.  Incumbency Certificate.
     Section 12.5.  Validity of Liens.
     Section 12.6.  Registration and Amendment of
     Collateral Bonds.
     Section 12.7.  Supplemental Indenture.
     Section 12.8.  Certificates of Insurance.
     Section 12.9.  Opinions of Counsel.
     Section 12.10.  Payment of Fees.
     Section 12.11.  Chase Assignment.
     Section 12.12.  Certified Approvals.
     Section 12.13.  Asset Sale.
     Section 12.14.  Financial Statements and
     Projections.
  Section 13.  CONDITIONS TO ALL BORROWINGS.   . . . . . .
     Section 13.1.  Representations True; No Event of
     Default.
     Section 13.2.  No Legal Impediment.
     Section 13.3.  Governmental Regulation.
     Section 13.4.  Proceedings and Documents.
  Section 14.  EVENTS OF DEFAULT; ACCELERATION; ETC.   . .
     Section 14.1.  Events of Default and
     Acceleration.
     Section 14.2.  Termination of Commitments.
     Section 14.3.  Remedies.
     Section 14.4.  Distribution of Collateral Bonds
     Proceeds.
  Section 15.  SETOFF.   . . . . . . . . . . . . . . . . .
  Section 16.  THE AGENTS.   . . . . . . . . . . . . . . .
     Section 16.1.  Authorization.
     Section 16.2.  Employees and Administrative
     Agents.
     Section 16.3.  No Liability.
     Section 16.4.  No Representations.
     Section 16.5.  Payments.
                 Section 16.5.1.  Payments to Administrative
                 Agent.
                 Section 16.5.2.  Distribution by
                 Administrative Agent.
                 Section 16.5.3.  Delinquent Banks.
            Section 16.6.  Holders of Notes.
            Section 16.7.  Indemnity.
            Section 16.8.  Administrative Agent as Bank.
            Section 16.9.  Resignation.
            Section 16.10.  Notification of Defaults and
            Events of Default.
            Section 16.11.  Duties in the Case of
            Enforcement.
  Section 17.  EXPENSES AND INDEMNIFICATION.   . . . . . .
     Section 17.1.  Expenses.
     Section 17.2.  Indemnification.
     Section 17.3.  Survival.
  Section 18.  SURVIVAL OF COVENANTS, ETC.   . . . . . . .
  Section 19.  ASSIGNMENT AND PARTICIPATION.   . . . . . .
     Section 19.1.  Conditions to Assignment by
     Banks.
     Section 19.2.  Certain Representations and
     Warranties; Limitations; Covenants.
     Section 19.3.  Register.
     Section 19.4.  New Notes.
     Section 19.5.  Participations.
     Section 19.6.  Disclosure.
     Section 19.7.  Assignee or Participant Affiliated
     with the Borrower.
     Section 19.8.  Miscellaneous Assignment
     Provisions.
     Section 19.9.  Assignment by Borrower.
  Section 20.  NOTICES, ETC.   . . . . . . . . . . . . . .
  Section 21.  GOVERNING LAW.  . . . . . . . . . . . . . .
  Section 22.  HEADINGS.   . . . . . . . . . . . . . . . .
  Section 23.  COUNTERPARTS.   . . . . . . . . . . . . . .
  Section 24.  ENTIRE AGREEMENT, ETC.  . . . . . . . . . .
  Section 25.  WAIVER OF JURY TRIAL.   . . . . . . . . . .
  Section 26.  CONSENTS, AMENDMENTS, WAIVERS, ETC.   . . .
  Section 27.  SEVERABILITY.   . . . . . . . . . . . . . .


                   SCHEDULES AND EXHIBITS

            Exhibit A -- Form of Revolving Credit Note
            Exhibit B -- Form of Loan Request
            Exhibit C -- Form of Term Note
            Exhibit D -- Form of Compliance Certificate
            Exhibit E -- Form of Assignment & Acceptance
            Exhibit F -- Forms of Opinions
            Exhibit G -- Guarantees of the Borrower
            Exhibit H   Bangor Energy Intercreditor
            Agreement

            Schedule 1 -- Banks
            Schedule 8.2 -- Governmental Approvals
            Schedule 8.7 -- Litigation
            Schedule 8.18 -- Subsidiaries
            Schedule 10.1 -- Existing Indebtedness
            Schedule 10.2 -- Existing Liens
            Schedule 10.3 -- Existing Investments




                        AMENDED AND RESTATED
                         REVOLVING CREDIT
                               AND
                        TERM LOAN AGREEMENT
                        -------------------

            This AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of June 29 1998, by and among BANGOR HYDRO-ELECTRIC COMPANY (the "Borrower"), a Maine corporation having its principal place of business at 33
State Street, Bangor, Maine 04402, and BANKBOSTON, N.A., a national banking association, and the other lending institutions listed on SCHEDULE 1 and BANKBOSTON, N.A. as administrative agent for itself and such other lending institutions (the "Administrative Agent") and FLEET NATIONAL BANK, a national banking association, as documentation agent (the "Documentation Agent" and collectively with the Administrative Agent, the "Agents".

            WHEREAS, pursuant to a certain Credit Agreement dated as of June 30, 1995 (the "Chase Credit Agreement"), among the Borrower, the banks named therein (such banks collectively referred to as the "Prior Lenders"), and Chase
Manhattan Bank as the administrative agent thereof (the
"Prior Administrative Agent"), the Prior Lenders have made revolving credit and term loans to the Borrower (the
"Original Loans");

            WHEREAS, the Prior Lenders have assigned all of their rights, interests and obligations under the Chase Credit
Agreement to the Banks pursuant the Assignment and Acceptance dated as of June 29, 1998 between the Prior
Lenders and the Banks;

            WHEREAS, the Borrower, the Agents and the Banks wish to amend and restate the Chase Credit Agreement as set forth below;

            NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged
(these recitals being an integral part of this Credit
Agreement), the Borrower, the Banks and the Agents hereby agree that, as of the date hereof, the Chase Credit
Agreement shall be hereby amended and restated in its entirety; the Commitments and Commitment Percentages of the Banks shall be as set forth on Schedule 1 hereto; and BKB shall become the new Administrative Agent under the amended and restated Credit Agreement.

        Section 1.  DEFINITIONS AND RULES OF INTERPRETATION.

Section 1.1.  Definitions.

            The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

            ACQUISITION DOCUMENTS. Collectively, the Rate Schedule Agreement dated March 31, 1998, the Unitil Contract
Assignment dated March 31, 1998, the Service Agreement dated
March 31, 1998 and all agreements and documents delivered pursuant thereto under the Bangor Energy Loan Agreement.

            AFFILIATE. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

            ADMINISTRATIVE AGENT. BankBoston, N.A. acting as administrative agent for the Banks.

            ADMINISTRATIVE AGENT'S HEAD OFFICE. The Administrative Agent's head office located at 100 Federal Street, Boston,
Massachusetts 02110, or at such other location as the Administrative Agent may designate by notice to the Borrower from time to time.

            ADMINISTRATIVE AGENT'S SPECIAL COUNSEL.  Bingham
Dana LLP or such other counsel as may be approved by the Administrative Agent.

            APPLICABLE L/C RATE.  With respect to each Letter of
Credit on any date, the applicable letter of credit rate as set forth in the Pricing Table based upon the Status on such date.

            APPLICABLE MARGIN. With respect to each Loan on any date, the applicable interest rate margin as set forth in the Pricing Table based upon the Status on such date.

            ASSIGNMENT AND ACCEPTANCE.  See Section 19.1.

            BALANCE SHEET DATE.  December 31, 1997.

            BANGOR ENERGY GUARANTY. The Guaranty dated as of March 31, 1998, by the Borrower in favor of BKB, as agent for itself and the other banks party to the Bangor Energy Loan
Agreement.

            BANGOR ENERGY INTERCREDITOR AGREEMENT.  The
Intercreditor Agreement dated as of March 31, 1998, between
BKB, as agent for the Bangor Energy Banks, and the Administrative Agent as successor to the Prior
Administrative Agent, as agent for the Banks, and attached hereto as EXHIBIT H.

            BANGOR ENERGY LIENS.  The liens of Bangor Energy
Resale, Inc. permitted under the Bangor Energy Loan
Agreement.

            BANGOR ENERGY LOAN AGREEMENT. The Term Loan Agreement dated as of March 31, 1998, as amended from time to time, among Bangor Energy Resale, Inc., the banks named therein
(the "Bangor Energy Banks") and BKB, as agent for the Bangor
Energy Banks.

            BANGOR ENERGY STOCK PLEDGE.  The Amended and Restated
Stock Pledge Agreement dated as of the date hereof, between the Borrower and the Administrative Agent on behalf of the Banks.

            Banks. BKB and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to
Section 19.

            Base Rate. The higher of (i) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent.

            Base Rate Loans. Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Base Rate plus the Applicable Margin.

            BKB. BankBoston, N.A., a national banking association, in its individual capacity.

            Borrower.  As defined in the preamble hereto.

            Business Day. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of LIBOR Rate Loans, also a day which is a LIBOR Business Day.

            Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

            Chase Assignment. The Assignment and Acceptance dated as of June 29, 1998 among the Prior Lenders and the Banks.

            Chase L/C. The Irrevocable Letter of Credit Number T-247520 granted by Chase Manhattan Bank (as successor to
Chemical Bank) on August 2, 1995, in favor of State Street
Bank and Trust Company, as trustee.

            Chase Revolver: The revolving credit loans made to the Borrower pursuant to the Credit Agreement dated as of June
30, 1995, among the Borrower, the banks named therein, Chase
Manhattan Bank as administrative agent, and Fleet Bank of Maine and BKB, as co-agents.

            Chase Term Loan: The term loan made to the Borrower pursuant to the Credit Agreement dated as of June 30, 1995, among the Borrower, the banks named therein, Chase Manhattan
Bank as administrative agent, and Fleet Bank of Maine and BKB, as co-agents.

            Closing Date. The first date on which the conditions set forth in Section 12 have been satisfied and any Revolving Credit Loans and the Term Loan are to be made or any Letter of Credit is to be issued hereunder.

            Co-Arrangers.  BancBoston Securities Inc. and Fleet
National Bank.

            Code.  The Internal Revenue Code of 1986.

            Collateral Bonds.  The amended non-interest bearing
First Mortgage Bonds, Collateral Series due 2001, of the
Borrower in the original principal amount of $82,500,000, pledged to the Administrative Agent for the benefit of the Banks.

            Commission.  The Public Utilities Commission of the
State of Maine.

            Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

            Commitment Fee Rate. The applicable commitment fee rate as set forth in the Pricing Table based upon the Status on the date the commitment fee is due.

            Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

            Company Balance Sheet Date.  March 31, 1998.

            Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

            Consolidated Adjusted EBIT.  For any period,
Consolidated Net Income (or deficit) for such period (a) plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income (or deficit) for such period, the sum of (i) total income tax expense and (ii) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans) and (b) minus, to the extent included in Consolidated Net Income (or deficit) for such period, the amount which would appear in accordance with GAAP on a statement of income of the Borrower and its consolidated Subsidiaries opposite the heading "Allowance for equity funds used during construction" (or any similar item).

            Consolidated Fixed Charges. For any period, (a) total cash interest expense (including that attributable to capital lease obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding
Indebtedness of the Borrower and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing, determined on a consolidated basis in accordance with GAAP plus (b) to the extent subtracted in arriving at the amount described in clause (a) above, the amount which would appear in accordance with GAAP on a statement of income of the Borrower and its consolidated Subsidiaries for such period opposite the heading "Allowance for borrowed funds used during construction" (or any similar item).

            Consolidated Fixed Charge Ratio. For any period, the ratio of (a) Consolidated Adjusted EBIT for such period to
(b) Consolidated Fixed Charges for such period.

            Consolidated Net Income (or deficit). For any period, the net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded
(a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries,
(b) the income (or deficit) of any Person (other than a Subsidiary) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or any law, rule, regulation or order applicable to such Subsidiary.

            Consolidated Net Worth. At any date of determination, with respect to any Person, (a) the stated capital of the common stock of such Person plus (b) additional paid-in capital in respect of such common stock plus (c) retained earnings (or minus accumulated deficit) of such Person, determined on a consolidated basis in accordance with GAAP.

            Consolidated Total Capitalization. At any date of determination, the sum of (a) Consolidated Total Debt at such date, and (b) the aggregate of all amounts which would appear in accordance with GAAP on a balance sheet of the Borrower and its consolidated Subsidiaries at such date opposite the headings "Common stock investment", "Preferred stock" and "Preferred stock subject to mandatory redemption" or any similar items.

            Consolidated Total Debt. At any date of determination, the aggregate principal amount of all Indebtedness which would appear in accordance with GAAP on a balance sheet of the Borrower and its consolidated Subsidiaries at such date.

            Consolidated Total Debt Ratio. At any date of determination, the ratio of (a) Consolidated Total Debt at such date to (b) Consolidated Total Capitalization at such date.

            Conversion Request. A notice given by the Borrower to the Administrative Agent of the Borrower's election to convert or continue a Loan in accordance with Section 2.7.

            Credit Agreement. This Amended and Restated Revolving Credit and Term Loan Agreement, including the Schedules and
Exhibits hereto, as amended from time to time.

            Default.  See Section 14.1.

            Delinquent Bank.  See Section 16.5.3.

            Disclosure Documents. The Borrower s financial statements referred to in Section 8.4.2, 1997 Form 10-K and report to stockholders for the first quarter of 1998.

            Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

            Documentation Agent. Fleet National Bank, acting as documentation agent for the Banks.

            Dollars or $. Dollars in lawful currency of the United States of America.

            Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; and, after such Bank has provided the Borrower and the Administrative
Agent with written notice of a change in the office, such other office of such Bank, if any, located within the United
States that will be making or maintaining Base Rate Loans.

            Drawdown Date. The date on which any Revolving Credit Loan or the Term Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7 or all or any portion of the Term Loan is converted or continued in accordance with
Section 4.6.

            Eligible Assignee. Any of (i) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with GAAP; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; and (v) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or Person (not being an individual), in each case approved by the Administrative Agent, such approval not to be unreasonably withheld.

            Employee Benefit Plan. Any employee benefit plan within the meaning of Section 3(3) of ERISA maintained of contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

            Environmental Laws. Any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including those arising under the Resource
Conservation and Recovery Act, the Comprehensive
Environmental Response, Compensation and Liability Act of
1980 ("CERCLA"), the Superfund Amendments and
Reauthorization Act of 1986, the Federal Water Pollution
Control Act, the Federal Clean Air Act, the Toxic Substances
Control Act or any United States, state or local or any other statute, regulation, ordinance, order or decree relating to health, safety or the environment.

            ERISA.  The Employee Retirement Income Security Act of
1974.

            ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

            ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of
Section 4043 of ERISA and the regulations promulgated thereunder.

            Event of Default.  See Section 14.1.

            FAME Loan Agreement.  The Loan Agreement dated as of
June 1, 1995, between the Borrower and the Finance Authority of Maine.

            First Mortgage Bonds. The bonds issued pursuant to the Mortgage.

            General and Refunding Mortgage Indenture. The General and Refunding Mortgage Indenture and Deed of Trust dated
June 1, 1995, as amended and supplemented as of the Closing
Date, between the Company and Chase Manhattan Bank, as trustee.

            GAAP. (i) When used in Section 11, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial
Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (B) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet
Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial
Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "GAAP" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

            Generating Asset Transaction(s). The sale of any generating, transmission or power marketing resources assets owned by the Borrower or any of its Subsidiaries or Affiliates resulting in net cash sale proceeds to the Borrower of $500,000 or more on an after tax basis.

            Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

            Hazardous Substances. Any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws.

            Indebtedness. At any date, as to any Person, (a) all indebtedness or other obligations of such Person for borrowed money, for letters of credit opened for the account of such person, or for the deferred purchase price of property or services, or with respect to lease obligations that are required to be capitalized on the balance sheet of such Person in accordance with GAAP, (b) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services, the payment or collection of which such Person has guaranteed
(except by reason of endorsement for collection and endorsements in the ordinary course of business) or in respect of which such Person is liable, contingently or otherwise, including, without limitation, liability by way of agreement to purchase, to provided funds for payment, to supply funds to or otherwise to invest in such other Person, or otherwise to assure a creditor against loss, and (c) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness or obligations.
It is understood that Interest Rate Protection Agreements and commodities hedge agreement shall not constitute
Indebtedness for the purposes of this Credit Agreement.

            Interest Payment Date. (i) As to any Base Rate Loan, the last day of the calendar month with respect to interest accrued during such calendar month, including, without limitation, the calendar month which includes the Drawdown
Date of such Base Rate Loan; and (ii) as to any LIBOR Rate
Loan in respect of which the Interest Period is (A) 3 months or less, the last day of such Interest Period and (B) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

            Interest Period. With respect to each Revolving Credit Loan or all or any relevant portion of the Term Loan, (i) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan
Request or as otherwise required by the terms of this Credit
Agreement (A) for any Base Rate Loan, the last day of the calendar month; and (B) for any LIBOR Rate Loan, 1, 2, 3, or
6 months; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan or all or such portion of the Term Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion
Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                 (a) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

                 (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business
            Day, that Interest Period shall end on the next succeeding Business Day;

                 (c) if the Borrower shall fail to give notice as provided in Section 2.7, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

                 (d) any Interest Period relating to any LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

                 (e) no Interest Period shall extend beyond the Revolving Credit Loan Maturity Date (if comprising a Revolving Credit Loan) or the Term Loan Maturity Date (if comprising the Term Loan or a portion thereof).

            Interest Rate Protection Agreements. Any interest rate protection agreement, interest rate swap, interest rate cap or other interest rate hedge arrangement entered into with one of the Banks.

            Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other obligations as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

            Letter of Credit.  See Section 5.1.1.

            Letter of Credit Application.  See Section 5.6.

            Letter of Credit Fee.  See Section 5.1.1.

            Letter of Credit Participation.  See Section 5.1.4.

            Level I Status. With respect to (i) the Revolving Credit Loans, the Status that exists on any date if on such date the Borrower has a long-term senior secured debt or corporate credit rating (whether or not published) of BBB or better by S&P and, unless the Borrower is then unrated by Moody s, Baa1 or better by Moody's, and (ii) the Term Loan, the Status that exists on any date if on such date the Borrower has a long-term senior secured debt or corporate credit rating (whether or not published) of BBB- or better by S&P and, unless the Borrower is then unrated by Moody's, Baa2 or better by Moody's.

            Level II Status. With respect to (i) the Revolving Credit Loans, the Status that exists on any date if on such date Level I Status does not exist, and the Borrower has a long-term senior secured debt or corporate credit rating (whether or not published) of BBB- or better by S&P and, unless the Borrower is then unrated by Moody's, Baa2 or better by Moody's, and (ii) the Term Loan, the Status that exists on any date if on such date Level I Status does not exist, and the Borrower has a long-term senior secured debt or corporate credit rating (whether or not published) of BB-or better by S&P and, unless the Borrower is then unrated by Moody's, Baa3 or better by Moody's.

            Level III Status. With respect to (i) the Revolving Credit Loans, the Status that exists on any date if on such date neither Level I nor Level II Status exists, and the Borrower has a long-term senior secured debt or corporate credit rating (whether or not published) of BB+ or better by S&P and, unless the Borrower is then unrated by Moody's, Ba1 or better by Moody's, and (ii) the Term Loan, the Status that exists on any date if on such date neither Level I nor Level II Status exists, or if the Status is lower than Level
II.

            Level IV Status. With respect to the Revolving Credit Loans, the Status that exists on any date if on such date neither Level I nor Level II Status nor Level III Status exists, and the Borrower has a long-term senior secured debt or corporate credit rating (whether or not published) of BB or better by S&P and, unless the Borrower is then unrated by Moody's, Ba2 or better by Moody's.

            Level V Status. With respect to the Revolving Credit
Loans, the Status that exists on any date if on such date neither Level I nor Level II Status nor Level III Status not
Level IV Status exists, and the Borrower has a long-term senior secured debt or corporate credit rating (whether or not published) of BB- or better by S&P and, unless the Borrower is then unrated by Moody's, Ba3 or better by Moody's.

            Level VI Status. With respect to the Revolving Credit
Loans, the Status that exists on any date if on such date neither Level I nor Level II Status nor Level III Status nor
Level IV nor Level V Status exists.

            LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in Boston and London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

            LIBOR Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, and, after such Bank has provided the Borrower and the Agent with written notice of a change in the office, such other office of such Bank, that shall be making or maintaining
LIBOR Rate Loans.

            LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, the rate of interest equal to (a) the rate determined by the Agent at which Dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 as of 11:00 a.m. London time on the second LIBOR Business Day prior to the first day of such Interest Period, divided by (b) a number equal to 1.00 minus the LIBOR Reserve Rate, if applicable.

            LIBOR Rate Loans. Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the LIBOR Rate plus the Applicable Margin.

            LIBOR Reserve Rate. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any Bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The LIBOR Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve
Rate.

            Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the
Security Documents, the Chase Assignment and the Bangor
Energy Intercreditor Agreement.

            Loan Request.  See Section 2.6.

            Loans.  The Revolving Credit Loans and the Term Loan.

            Majority Banks. As of any date, the Banks holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitutes at least sixty-six and two-thirds percent (66 2/3%) of the Total Commitment.

            Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

            Moody's. Moody's Investors Service, Inc. and its successors.

            Mortgage.  The Mortgage and Deed of Trust of the
Borrower to City Bank Farmers Trust Company (of which
Citibank, N.A., a national banking association, is the successor), as trustee, dated as of July 1, 1936, as amended and supplemented as of the Closing Date.

            Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

            Notes.  The Term Notes and the Revolving Credit Notes.

            Obligations. All indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Administrative Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Application, Letter of Credit or other instruments at any time evidencing any thereof, or Interest Rate Protection Agreements.

            outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

            PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

            PERC.  Penobscot Energy Recovery Company Limited
Partnership, a Maine limited partnership.

            PERC Closing Date. The date on which the principal agreements relating to the PERC Restructuring shall have been executed by each of the parties thereto.

            PERC Contract. The power purchase agreement dated as of June 21, 1984, as amended, between the Borrower and PERC.

            PERC Restructuring. The restructuring of the power purchase agreement between the Borrower and PERC in connection with the refinancing by PERC of its waste-to-energy facility in Orrington, Maine through a series of agreements among the Borrower, PERC and certain other parties thereto, pursuant to the terms of which the Borrower will become obligated to make an initial payment to PERC of $6,000,000 on the PERC Closing Date.

            Permitted Liens. Liens, security interests and other encumbrances permitted by Section 10.2.

            Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

            Pledge Agreement. The Amended and Restated Bond Pledge and Security Agreement dated as of the date hereof, executed by the Borrower in favor of the Administrative Agent for the benefit of the Banks.

            Pollution Control Bonds. The revenue bonds designated The Industrial Development Authority of the State of New
Hampshire Variable Rate Demand Pollution Control Revenue
Bonds (Bangor Hydro-Electric Company Project) Series 1983.

            Preferred Stock. Any and all shares, interest, participations or other equivalents (however designated) of capital stock of a corporation, excluding common stock, any and all equivalent ownership interests in a Person (other than a corporation), and any and all warrants or options to purchase any of the foregoing.

            Pricing Table:






        Revolving Credit Loans         Term Loan
                              |                        |
                              |                        |
Status  Applicable  Applicable| Applicable  Applicable| Applicable  Commitment
         LIBOR       Base Rate    LIBOR      Base Rate   L/C Rate    Fee Rate
         Margin      Margin      Margin       Margin      (per     (per annum)
         (per         (per       (per         (per        annum)
         annum)      annum)      annum)       annum)

Level I   0.75%      0.00%        2.00%       1.00        0.75%      0.25%


Level
 II       1.25%     0.25%         2.50%       1.50%       1.25%      0.375%


Level
 III      1.75%     0.75%         3.50%       1.50%       1.75%      0.50%


Level
 IV       2.00%     1.00%                                 2.00%      0.50%


Level
 V        2.50%     1.50%                                 2.50%      0.625%


Level
 VI       3.50%     1.50%                                 3.50%      0.625%


            Rate Schedule Agreement. That certain agreement dated October 30, 1997 by and between the Borrower and Bangor
Energy Resale, Inc. pursuant to which the Borrower has agreed to provide energy to Bangor Energy Resale, Inc. in connection with the servicing of the Unitil Contract.

            Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

            Register.  See Section 19.3.

            Reimbursement Obligation. The Borrower's obligation to reimburse the Administrative Agent and the Banks on account of any drawing under any Letter of Credit as provided in
Section 5.2.

            Related Fund. With respect to any Bank which is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor as such Bank or by an Affiliate of such Bank.

            Release. Shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section Section 9601 et seq. ("CERCLA") and the term "Disposal" (or "Disposed") shall have the meaning specified in the Resource
Conservation and Recovery Act of 1976, 42 U.S.C. Section
Section 6901 et seq. ("RCRA") and regulations promulgated thereunder; provided, that in the event that either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, that to the extent that the laws of the State of Maine establish a meaning for "Release" or "Disposal" which is broader than specified in either CERCLA or RCRA, such broader meaning shall apply.

            Revolving Credit Loan Maturity Date.  June 29, 2001.

            Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to Section
2.

            Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

            Revolving Credit Notes.  See Section 2.4.

            S & P. Standard & Poor s Ratings Group and its successors.

            Second Mortgage Bonds. The bonds issued pursuant to the General and Refunding Mortgage Indenture.

            Security Documents. The Pledge Agreement, the Mortgage, the Supplemental Indenture, the Collateral Bonds and the Bangor Energy Stock Pledge and all other instruments and documents, required to be executed or delivered pursuant to any Security Document.

            Service Agreement.  The Service Agreement dated as of
March 31, 1998 between the Borrower and Bangor Energy
Resale, Inc., as amended.

            Settlement. The making or receiving of payments, in immediately available funds, by the Banks, to the extent necessary to cause each Bank's actual share of the outstanding amount of Revolving Credit Loans (after giving effect to any Loan Request) to be equal to such Bank's
Commitment Percentage of the outstanding amount of such Revolving Credit Loans (after giving effect to any Loan
Request), in any case where, prior to such event or action, the actual share is not so equal.

            Settlement Amount.  See Section 2.9.1.

            Settlement Date. (a) The Drawdown Date relating to any Loan Request, (b) Friday of each week, or if a Friday is not a Business Day, the Business Day immediately following such Friday, (c) at the option of the Administrative Agent, on any Business Day following a day on which the account officers of the Administrative Agent active upon the Borrower's account become aware of the existence of an Event of Default, (d) any Business Day on which the amount of Revolving Credit Loans outstanding from BKB plus BKB's
Commitment Percentage of the sum of the Maximum Drawing
Amount and any Unpaid Reimbursement Obligations is equal to or greater than BKB's Commitment Percentage of the Total
Commitment, (e) the Business Day immediately following any Business Day on which the amount of Revolving Credit Loans outstanding increases or decreases by more than $500,000 as compared to the previous Settlement Date, (f) any day on which any conversion of a Base Rate Loan to a LIBOR Rate
Loan occurs, or (g) any Business Day on which (i) the amount of outstanding Revolving Credit Loans decreases and (ii) the amount of the Administrative Agent's Revolving Credit Loans outstanding equals zero Dollars ($0).

            Settling Bank.  See Section 2.9.1.

            Status.  The existence of Level I Status, Level II
Status, Level III Status, Level IV Status, Level V Status or
Level VI Status, as the case may be.

            Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

            Substantial Part. With respect to any Person, refers to assets sold, leased or otherwise transferred at any time on or after January 1, 1997 pursuant to any one or more transactions (whether or not related) which, in the aggregate (including any assets sold, leased or otherwise transferred by any Subsidiary of such Person during such period), have a fair market value, or yield gross proceeds, in excess of $5,000,000 in any a calendar year, excluding any such transaction in the ordinary course of business pursuant to which equipment is sold and replaced with equipment having an equivalent or higher value within 30 days after such sale. It is understood that (i) the transfer of the Unitil Contract pursuant to the Unitil
Contract Assignment shall be disregarded for the purposes of this definition, but that contract rights and receivables shall otherwise constitute "assets" for the purposes of this definition, and (ii) the Generating Asset Transactions shall be disregarded for the purposes of this definition.

            Supplemental Indenture.  See Section 12.7.

            Telerate Page 3750. The display of interest settlement rates (commonly known as LIBOR) for Dollar deposits in London designated as Page 3750 (British Bankers Association
(BBA) LIBOR rates) of the Dow Jones Markets Services (or any other page that replaces Page 3750 and displays BBA London interbank settlement rates for Dollar deposits).

            Term Loan. The term loan made or to be made by the Banks to the Borrower on the Closing Date in the aggregate principal amount of $45,000,000 subject to the conditions stated in Section 4.1.

            Term Loan Exposure. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Term Loans to the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

            Term Loan Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Term Loan Exposure of all of the Banks.

            Term Loan Maturity Date.  June 29, 2000.

            Term Notes.  See Section 4.2.

            Term Note Record.  A Record with respect to a Term
Note.

            Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

            Type. As to any Revolving Credit Loan or all or any portion of the Term Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

            Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits
(1993 Revision), International Chamber of Commerce
Publication No. 500 or any successor version thereto adopted by the Administrative Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

            Unitil Contract. The Power Sales Agreement between Unitil Power Corp. and the Borrower, dated March 26, 1986 and amended by the Amendment to March 26, 1986 Power Sales Agreement dated April 29, 1993 and the Second Amendment to Power Sales Agreement dated March 1, 1995, which Unitil Contract has been assigned by the Borrower to Bangor Energy Resale, Inc. on or prior to March 31, 1998 pursuant to the Unitil Contract Assignment.

            Unitil Contract Assignment.  The Assignment and
Assumption Agreement between the Borrower and Bangor Energy
Resale, Inc., dated as of March 31, 1998, pursuant to which the Borrower assigned all of its right, title and obligations under the Unitil Contract to Bangor Energy
Resale, Inc.

            Unpaid Reimbursement Obligation.  Any Reimbursement
Obligation for which the Borrower does not reimburse the Administrative Agent and the Banks on the date specified in, and in accordance with, Section 5.2.

            Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

            Section 1.2.  Rules of Interpretation.

                 (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                 (b) The singular includes the plural and the plural includes the singular.

                 (c) A reference to any law includes any amendment or modification to such law.

                 (d)  A reference to any Person includes its
            permitted successors and permitted assigns.

                 (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

                 (f)  The words "include", "includes" and
            "including" are not limiting.

                 (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                 (h) Reference to a particular "Section " refers to that Section of this Credit Agreement unless otherwise indicated.

                 (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit
            Agreement as a whole and not to any particular Section or subdivision of this Credit Agreement.

                 (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

                 (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

                 (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Banks merely on account of the Administrative Agent's or any Bank's involvement in the preparation of such documents.

                 Section 2.  THE REVOLVING CREDIT FACILITY.

            Section 2.1.  Commitment to Lend.


            Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Administrative Agent given in accordance with Section 2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding
(after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's
Commitment Percentage of the sum of the Maximum Drawing
Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Revolving
Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total
Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage.
Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 12 and Section 13, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 13, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

            Section 2.2.  Commitment Fee.

            The Borrower agrees to pay to the Administrative Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the Commitment Fee Rate on the average daily amount during each calendar quarter or portion thereof from the date hereof to the Revolving Credit Loan Maturity Date by which the Total Commitment minus the sum of the Maximum
Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit
Maturity Date or any earlier date on which the Commitments shall terminate.

            Section 2.3.  Reduction of Total Commitment.

          The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Administrative Agent to reduce by $5,000,000 or in integral multiples of $1,000,000 in excess of $5,000,000 or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment
Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section
2.3, the Administrative Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Administrative Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

            Section 2.4.  The Revolving Credit Notes.

                 (a) The Revolving Credit Loans shall be evidenced by separate amended and restated promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Revolving Credit Note"), dated as of the Closing Date or the effective date of any future assignment made pursuant to Section 19 hereof and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment and representing the obligation of the Borrower to pay to such Bank such principal amount or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall, absent manifest error, be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

                 (b) Upon receipt of an affidavit of an officer of any Bank as to the loss, theft, destruction or mutilation of such Bank s Revolving Credit Note, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Revolving Credit Note, the Borrower will issue, in lieu thereof, a replacement Revolving Credit Note for such Bank in the same principal amount thereof and otherwise of like tenor.

Section 2.5.  Interest on Revolving Credit Loans.

Except as otherwise provided in Section 6.10,

                 (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Base Rate plus the Applicable Margin.

                 (b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the LIBOR Rate plus the Applicable Margin determined for such Interest Period.

                 (c) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest
            Payment Date with respect thereto.

            Section 2.6. Requests for Revolving Credit Loans. The Borrower shall give to the Administrative Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan
Request") no later than (i) 10:00 a.m.(Boston time) on the Business Day of the proposed Drawdown Date of any Base Rate
Loan and (ii) 12:00 noon (Boston time) three (3) LIBOR
Business Days prior to the proposed Drawdown Date of any LIBOR Rate Loan. Each such notice shall specify (A) the principal amount of the Revolving Credit Loan requested, (B) the proposed Drawdown Date of such Revolving Credit Loan,
(C) in the case of LIBOR Rate Loans the Interest Period for such Revolving Credit Loan and (D) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $500,000 or an integral multiple thereof.

            Section   2.7.  Conversion Options.

                 Section 2.7.1.  Conversion to Different Type of
            Revolving Credit Loan.

            The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (i) with respect to any such conversion of a Revolving Credit Loan to a Base Rate Loan, the Borrower shall give the Administrative Agent at least two (2) Business Days prior written notice of such election;
(ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Administrative Agent at least three (3) LIBOR Business Days prior written notice of such election; (iii) with respect to any such conversion of a LIBOR Rate Loan into a Revolving
Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and (iv) no Loan may be converted into a LIBOR Rate
Loan when any Default or Event of Default has occurred and is continuing or if such conversion is not permitted by
Section 2.7.3.  On the date on which such conversion is
being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving
Credit Loans to its Domestic Lending Office or its LIBOR
Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $500,000 or an integral multiple thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a LIBOR Rate
Loan shall be irrevocable by the Borrower.

                 Section 2.7.2.  Continuation of Type of Revolving
            Credit Loan.

Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.7.1; provided that no LIBOR Rate Loan may be continued as such when any Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Event of Default of which officers of the Administrative Agent active upon the Borrower's account have actual knowledge.
In the event that the Borrower fails to provide any such notice with respect to the continuation of any LIBOR Rate Loan as such, then such LIBOR Rate Loan shall be automatically converted to a Base Rate Loan on the last day of such Interest Period. The Administrative Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

                 Section 2.7.3.  LIBOR Rate Loans.

                 Any conversion to or from LIBOR Rate Loans shall
            be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $500,000 or an integral multiple thereof.

            Section 2.8.  Funds for Revolving Credit Loan.

                 Section 2.8.1.  Funding Procedures.

                 Not later than 11:00 a.m. (Boston time) on the
            proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Administrative Agent, at the Administrative Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Section Section 12 and 13 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by the Banks. The failure or refusal of any Bank to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Administrative Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

                 Section 2.8.2.  Advances by Administrative
            Agent.

                 The Administrative Agent may, unless notified to
            the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Administrative Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (ii) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Administrative Agent, and the denominator of which is
            365. A statement of the Administrative Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative Agent by such Bank within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

            Section 2.9.  Settlements.

                 Section 2.9.1.  General.

                 On each Settlement Date, the Administrative Agent
            shall, not later than 11:00 a.m. (Boston time), give telephonic or facsimile notice (i) to the Banks and the Borrower of the respective outstanding amount of Revolving Credit Loans made by the Administrative Agent on behalf of the Banks from the immediately preceding Settlement Date through the close of business on the prior day and the amount of any LIBOR Rate Loans to be made (following the giving of notice pursuant to Section 2.6.1(ii)) on such date pursuant to a Loan Request and (ii) to the Banks of the amount (a "Settlement Amount") that each Bank (a "Settling Bank") shall pay to effect a Settlement of any Revolving Credit Loan. A statement of the Administrative Agent submitted to the Banks and the Borrower or to the Banks with respect to any amounts owing under this Section
            2.9 shall be prima facie evidence of the amount due and owing. Each Settling Bank shall, not later than 3:00 p.m. (Boston time) on such Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent in the amount of the Settlement Amount for such Settling Bank. All funds advanced by any Bank as a Settling Bank pursuant to this Section
            2.9 shall for all purposes be treated as a Revolving Credit Loan made by such Settling Bank to the Borrower and all funds received by any Bank pursuant to this
            Section 2.9 shall for all purposes be treated as repayment of amounts owed with respect to Revolving Credit Loans made by such Bank. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which the Borrower is a debtor prevent a Settling Bank from making any Revolving Credit Loan to effect a Settlement as contemplated hereby, such Settling Bank will make such dispositions and arrangements with the other Banks with respect to such Revolving Credit Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank's share of the outstanding Revolving Credit Loans being equal, as nearly as may be, to such Bank's Commitment Percentage of the outstanding amount of the Revolving Credit Loans.

                 Section 2.9.2.  Failure to Make Funds Available.

                 The Administrative Agent may, unless notified to
            the contrary by any Settling Bank prior to a Settlement Date, assume that such Settling Bank has made or will make available to the Administrative Agent on such Settlement Date the amount of such Settling Bank's Settlement Amount, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Settling Bank makes available to the Administrative Agent such amount on a date after such Settlement Date, such Settling Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (ii) the amount of such Settlement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Settling Bank with respect to any amounts owing under this Section
            2.9.2 shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Settling Bank. If such Settling Bank's Settlement Amount is not made available to the Administrative Agent by such Settling Bank within three (3) Business Days following such Settlement Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans as of such Settlement Date.

                 Section 2.9.3.  No Effect on Other Banks.

                 The failure or refusal of any Settling Bank to
            make available to the Administrative Agent at the aforesaid time and place on any Settlement Date the amount of such Settling Bank's Settlement Amount shall not (i) relieve any other Settling Bank from its several obligations hereunder to make available to the Administrative Agent the amount of such other Settling Bank's Settlement Amount or (ii) impose upon any Bank, other than the Settling Bank so failing or refusing, any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Bank.

                 Section 3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.

            Section 3.1.  Maturity.

            The Borrower promises to pay on the Revolving Credit
Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

          Section 3.2.  Mandatory Repayments of Revolving Credit Loans.

If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Administrative Agent cash collateral for Reimbursement Obligations as contemplated by Section 5.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

            Section 3.3.  Optional Repayments of Revolving Credit
Loans.


The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, without premium or penalty (but subject to Section 6.9), provided that the Borrower shall give the Administrative Agent, no later than 10:00 a.m., Boston time, at least five (5) Business Days prior written notice of any proposed prepayment pursuant to this Section 3.3 of Base Rate Loans, and five (5) LIBOR Business Days notice of any proposed prepayment pursuant to this Section 3.3 of LIBOR Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $500,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans, at the Administrative Agent's option. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                Section 4.  THE TERM LOAN.

            Section 4.1.  Commitment to Lend.

            Subject to the terms and conditions set forth in this Credit Agreement, each Bank agrees to lend to the Borrower on the Closing Date the amount listed on Schedule 1 hereto of the principal amount of $45,000,000, provided that if the PERC Closing Date shall not have occurred on or prior to the Closing Date, $6,000,000 of such amount will be withheld and will be provided to the Borrower on the PERC Closing Date, provided that the Administrative Agent receives evidence that the PERC Restructuring will be on terms substantially the same as those set forth in the Borrower s 1997 annual report, and provided further that the PERC Closing Date will occur no later than December 31, 1998. If the PERC
Restructuring has not occurred on such terms by December 31, 1998, the principal amount stated above will be automatically reduced to $39,000,000.

            Section 4.2.  The Term Notes.

                 (a) The Term Loan shall be evidenced by separate amended and restated promissory notes of the Borrower in substantially the form of Exhibit C hereto (each a "Term Note"), dated the Closing Date or the effective date of any future assignment made pursuant to Section 19 hereof and completed with appropriate insertions. One Term Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Term Loan Exposure set forth on Schedule 1 and representing the obligation of the Borrower to pay to such Bank such principal amount. The Borrower irrevocably authorizes each Bank to make or cause to be made a notation on such Bank's Term Note Record reflecting the original principal amount of such Bank's Term Loan Exposure and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term Note, an appropriate notation on such Bank's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Term Note Record shall, absent manifest error, be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Term Note Record shall not affect the obligations of the Borrower hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due. Notwithstanding the foregoing, the final principal payment shall be adjusted to reflect any amount not advanced to the Borrower.

                 (b) Upon receipt of an affidavit of an officer of any Bank as to the loss, theft, destruction or mutilation of such Bank's Term Note, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Term Note, the Borrower will issue, in lieu thereof, a replacement Term Note for such Bank in the same principal amount thereof and otherwise of like tenor.

            Section 4.3.  Schedule of Installment Payments of
Principal of Term Loan.


The Borrower promises to pay to the Administrative Agent for the account of the Banks the principal amount of the Term Loan in three (3) consecutive payments of $3,000,000, such installments to be due and payable on September 30, 1999, December 31, 1999, and March 31, 2000, with a final payment on the Term Loan Maturity Date in an amount equal to the unpaid balance of the Term Loan.

            Section 4.4.  Optional Prepayment of Term Loan.

            The Borrower shall have the right at any time to prepay the Term Notes on or before the Term Loan Maturity Date, as a whole, or in part, upon not less than three (3) Business
Days prior written notice to the Administrative Agent, without premium or penalty, provided that (i) each partial prepayment shall be in the principal amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof, and
(ii) each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective outstanding amount of each Bank's Term Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity. No amount repaid with respect to the Term Loan may be reborrowed.

            Section 4.5. Mandatory Prepayments of Term Loan. Upon the closing of a Generating Asset Transaction, the net cash proceeds thereof received by the Borrower or any of its Subsidiaries shall be used to prepay the Term Loan.

 Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity.

            Section 4.6.  Interest on Term Loan.

                 Section 4.6.1.  Interest Rates.

                 Except as otherwise provided in Section 6.10, the
            Term Loan shall bear interest during each Interest Period relating to all or any portion of the Term Loan at the following rates, provided that no interest shall accrue on the $6,000,000 holdback until the Banks have advanced such amount:

                      (a) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Base Rate, the Term Loan or such portion shall bear interest during such Interest Period at the Base Rate plus the Applicable Margin.

                      (b) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the LIBOR Rate, the Term Loan or such portion shall bear interest during such Interest Period at the LIBOR Rate plus the Applicable Margin.

            The Borrower promises to pay interest on the Term Loan or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

                 Section 4.6.2.  Notification by Borrower.

                 The Borrower shall notify the Administrative
            Agent, such notice to be irrevocable, at least three
            (3) LIBOR Business Days prior to the Drawdown Date of the Term Loan if all or any portion of the Term Loan is to bear interest at the LIBOR Rate. After the Term Loan has been made, the provisions of Section 2.7 shall apply mutatis mutandis with respect to all or any portion of the Term Loan so that the Borrower may have the same interest rate options with respect to all or any portion of the Term Loan as it would be entitled to with respect to the Revolving Credit Loans.

                 Section 4.6.3.  Amounts, etc.

                 Any portion of the Term Loan bearing interest at
            the LIBOR Rate relating to any Interest Period shall be in the amount of $500,000 or an integral multiple thereof. No Interest Period relating to the Term Loan or any portion thereof bearing interest at the LIBOR Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to the amount of such installment payment has an Interest Period ending on such date or is then bearing interest at the Base Rate.

                              Section 5.  LETTERS OF CREDIT.

            Section 5.1.  Letter of Credit Commitments.

                 Section 5.1.1.  Commitment to Issue Letters of
            Credit.

            Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Administrative Agent's customary form (a "Letter of Credit Application"), the Administrative Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in Section 5.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Administrative Agent; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $15,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit,
(ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the Total Commitment. Any Letter of Credit requested by the Borrower hereunder shall not be required to be issued by the Administrative Agent earlier than (x) three Business Days after its receipt of a Letter of Credit Application therefor in the case of Letters of Credit issued in support of the Pollution Control Revenue Bonds or (y) one Business
Day after its receipt of a Letter of Credit Application therefor in the case of Letters of Credit issued in connection with fuel hedge contracts, and all such other certificates, documents and other papers and information relating thereto.

                 Section 5.1.2.  Letter of Credit Applications.

                 Each Letter of Credit Application shall be
            completed to the satisfaction of the Administrative Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                 Section 5.1.3.  Terms of Letters of Credit.

                 Each Letter of Credit issued, extended or renewed
            hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and
            (ii) have an expiry date no later than the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

                 Section 5.1.4.  Reimbursement Obligations of
            Banks.

                 Each Bank severally agrees that it shall be
            absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Administrative Agent on demand for the amount of each draft paid by the Administrative Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 5.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

                 Section 5.1.5.  Participations of Banks.

                 Each such payment made by a Bank shall be treated
            as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under Section 5.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 5.2.

            Section 5.2.  Reimbursement Obligation of the
Borrower.

            In order to induce the Administrative Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Administrative Agent, for the account of the Administrative Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Administrative Agent hereunder,

                 (a)  except as otherwise expressly provided in
            Section 5.2(b) and (c), and upon notice thereof from the Administrative Agent, on each date that any draft presented under such Letter of Credit is honored by the Administrative Agent, or the Administrative Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Administrative Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Administrative Agent or any Bank in connection with any payment made by the Administrative Agent or any Bank under, or with respect to, such Letter of Credit,

                 (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Banks and the Administrative Agent as cash collateral for all Reimbursement Obligations, and

                 (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 14, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Administrative Agent for the benefit of the Banks and the Administrative Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Administrative Agent at the Administrative Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 5.2 at any time from the date such amounts become due and payable (whether as stated in this Section 5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the rate specified in Section 6.10 for overdue principal on the Revolving Credit Loans.

            Section 5.3.  Letter of Credit Payments.

If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Administrative Agent shall promptly notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Administrative Agent as provided in Section 5.2 on or before the date that such draft is paid or other payment is made by the Administrative Agent, the Administrative Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Administrative Agent, at the Administrative Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of
(i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (ii) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Administrative Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Administrative Agent, and the denominator of which is 360. The responsibility of the Administrative Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

            Section 5.4.  Obligations Absolute.

The Borrower's obligations under this Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Administrative Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Administrative Agent and the Banks that the Administrative Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 5.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Administrative Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except to the extent resulting from the gross negligence or willful misconduct on the part of the Administrative Agent or any of the Banks. The Borrower agrees that any action taken or omitted by the Administrative Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Administrative Agent or any Bank to the Borrower, except to the extent resulting from the gross negligence or willful misconduct on the part of the Administrative Agent or any of the Banks.

            Section 5.5.  Reliance by Issuer.

To the extent not inconsistent with Section 5.4, the Administrative Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

            Section 5.6.  Letter of Credit Fee.

The Borrower shall, on the date of issuance or any extension or renewal of any Letter of Credit pay a fee (in each case, a "Letter of Credit Fee") to the Administrative Agent (i) in respect of each standby Letter of Credit an amount equal to the Applicable L/C Rate of the face amount of such standby Letter of Credit, plus an amount equal to one-eighth percent (1/8%) per annum of the face amount of such standby Letter of Credit which shall be for the account of the Administrative Agent, as a fronting fee, and the balance of which Letter of Credit Fee shall be for the accounts of the Banks in accordance with their respective Commitment Percentages. In respect of each Letter of Credit, the Borrower shall also pay to the Administrative Agent for the Administrative Agent's own account, at such other time or times as such charges are customarily made by the Administrative Agent, the Administrative Agent's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

            Section 5.7.  Letter of Credit Standard of Care.  The
Borrower agrees that any action taken or omitted by the Administrative Agent under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Administrative Agent to the Borrower.

                 Section 6.  CERTAIN GENERAL PROVISIONS.

            Section 6.1.  Fees.

The Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent and the Documentation Agent, all fees at the times and in the amounts set forth the fee letter dated June 1, 1998 among the Borrower, the Administrative Agent, the Documentation
Agent and BancBoston Securities Inc. (the "Fee Letter").

            Section 6.2.  Funds for Payments.

                 Section 6.2.1.  Payments to Administrative
            Agent.

                 All payments of principal, interest, Reimbursement
            Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent, for the respective accounts of the Banks and the Administrative Agent, at the Administrative Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Administrative Agent may from time to time designate in a notice to the Borrower, in each case in immediately available funds.

                 Section 6.2.2.  No Offset, etc.


                 All payments by the Borrower hereunder and under
            any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings, now or hereafter imposed, levied or collected, withheld or assessed by any governmental authority, agency or instrumentality excluding, in the case of the Administrative Agent and each Bank, net income and franchise taxes imposed on the Administrative Agent or such Bank by the jurisdiction under the laws of which such Administrative Agent or such Bank is organized or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent, for the account of the Banks or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Administrative Agent to receive the same net amount which the Banks or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Administrative Agent, to the extent available, certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document, provided however that the foregoing obligation to pay such additional amounts shall not apply:

                      (i) to any payment to a Bank if such Bank is not, on the date hereof (or on the date it becomes a Bank under this Agreement) and on the date of any change in the lending office of such Bank identified after its execution, entitled by virtue of its status as a non-resident alien to submit either a Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Bank hereunder in respect of Loans) of the U.S. Department of Treasury, or

                      (ii) to any item referred to in the preceding
                 sentence that would not have been imposed but for the failure by such Bank to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections of such Bank with the United States if such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such item.

            Section 6.3.  Computations.

All computations of interest on the Loans and of commitment fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be calculated on the basis of a 360-day year for the actual days elapsed, and all computations of interest on any Base Rate Loan shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Revolving Credit Note Records and the Term Note Records from time to time shall, absent manifest error, be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Administrative Agent or any of the Banks of such outstanding amount, the Administrative Agent or such Bank shall notify the Borrower to the contrary.

            Section 6.4.  Inability to Determine LIBOR
Rate.

In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Administrative Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (i) any Loan Request or Conversion Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Administrative Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent shall so notify the Borrower and the Banks.

            Section 6.5.  Illegality.

Notwithstanding any other provisions herein, if subsequent to the Closing Date, the adoption of or change in any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (i) the commitment of such Bank to make LIBOR Rate Loans or convert Loans of another Type to LIBOR Rate Loans shall forthwith be suspended and (ii) such Bank's Revolving Credit Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Administrative Agent for the account of such Bank, upon demand by such Bank, any additional amounts as may be required pursuant to
Section 6.9.

            Section 6.6.  Additional Costs, etc.

If subsequent to the Closing Date, the adoption of or change in any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                 (a) subject any Bank or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Revolving Credit Note or Term Note, such Bank s Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Administrative Agent or any franchise tax imposed by such Bank s or the Administrative Agent s jurisdiction of incorporation or organization, or the location of its lending office, hereinafter referred to as "Income Taxes"), or

                 (b)  materially change the basis of taxation
            (except for changes in Income Taxes) of payments to any Bank of the principal of or the interest on its Notes or any other amounts payable to any Bank or the Administrative Agent under this Credit Agreement or any of the other Loan Documents, or

                 (c)  impose or increase or render applicable
            (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

                 (d) impose on any Bank or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, or such Bank's Notes, and the result of any of the foregoing is

                      (i)  to increase the cost to any Bank of
                 making, funding, issuing, renewing, extending or maintaining such Bank's Notes or any Letter of Credit, or

                      (ii)  to reduce the amount of principal,
                 interest, Reimbursement Obligation or other amount payable to such Bank or the Administrative Agent hereunder on account of such Bank's Notes or any Letter of Credit, or

                      (iii)  to require such Bank or the
                 Administrative Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Administrative Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Administrative Agent such additional amounts as will be sufficient to compensate such Bank or the Administrative Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

            Section 6.7.  Capital Adequacy.

If after the date hereof any Bank determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, in each case subsequent to the Closing Date, or (ii) compliance by such Bank or any corporation controlling such Bank with any such adoption of or change in, law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's Notes to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty
(30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrower and such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

            Section 6.8.  Certificate.

Each Bank shall notify the Borrower of any event entitling such Bank to compensation under Section 6.6 or 6.7 as promptly as practicable, but in any event within 60 days, after such Bank obtains actual knowledge thereof; provided that (i) if any Bank fails to give such notice within 60 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to Section 6.6 or 6.7 in respect of any costs resulting form such event, only be entitled to payment under such Section 6.6 or 6.7, as applicable, for costs incurred from and after the date 60 days prior to the date that such Bank does give such notice and (ii) each Bank will designate a different lending office for the Loans of such Bank if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank. A certificate setting forth any additional amounts payable pursuant to Section 6.6 or 6.7 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

     Section 6.9.  Reasonable Efforts to Mitigate.

Each Bank agrees that as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be affected under Section Section 6.4, 6.5, 6.6 or 6.7, such Bank will give notice thereof to the Borrower, with a copy to the Administrative Agent, and, to the extent so requested by the Borrower and not inconsistent with such Bank's internal policies, such Bank shall use reasonable efforts and take such actions as are reasonably appropriate if as a result thereof the additional moneys which would otherwise be required to be paid to such Bank pursuant to such subSection s would be materially reduced, or the illegality or other adverse circumstances which would otherwise require a conversion of such Loans or result in the inability to make such Loans pursuant to such Section s would cease to exist, and in each case if, as determined by such Bank in its sole discretion, the taking such actions would not adversely affect such Loans or such Bank or otherwise be disadvantageous to such Bank. To the extent practicable and applicable, each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

            Section 6.10.  Indemnity.

The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including, such loss or expense associated with terminating any interest rate protection arrangements entered into between the Borrower and any Bank) that such Bank may sustain or incur as a consequence of (i) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans,
(ii) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request, notice (in the case of all or any portion of the Term Loan pursuant to Section 4.6.2) or a Conversion Request relating thereto in accordance with
Section 2.6 or Section 2.7 (other than as a result of the operation of Section 6.4) or (iii) the making of any payment of a LIBOR Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans. Such loss or reasonable expense shall exclude any loss of profits or margin applicable to such LIBOR Rate Loan but shall include an amount equal to the excess, if any, as reasonably determined by each Bank of (i) its cost of obtaining the funds for the LIBOR Rate Loan being paid, prepaid, converted, not converted, or not borrowed, as the case may be (based on the LIBOR Rate) for the period from the date of such payment, prepayment, conversion, or failure to borrow or convert, as the case may be, to the last day of the Interest Period for such portion of the Term Loan (or, in the case of a failure to borrow, the Interest Period for such portion of the Term Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in re-employing the funds so paid, prepaid, converted, or not borrowed, converted, or prepaid for such period or Interest Period, as the case may be, which determinations shall be prima facie correct and binding, absent manifest error.

            Section 6.11.  Interest After Default.

                 Section 6.11.1.  Overdue Amounts.

                 Overdue principal and (to the extent permitted by
            applicable law) interest on the Loans or fees payable hereunder or under any of the other Loan Documents shall, following the expiration of the applicable grace period, if any, bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2.00%) above the Base Rate plus the Applicable Margin until such amount shall be paid in full (after as well as before judgment).

                 Section 6.11.2.  Replacement Banks; Mitigation.

                      (a)  Within thirty (30) days after (i) any
                 Bank has demanded compensation from the Borrower pursuant to Section Section 6.2.2, 6.6 or 6.7 hereof, or (ii) there shall have occurred a change in law with respect to any Bank as a consequence of which it shall become unlawful for such Bank to make a LIBOR Rate Loan on any Drawdown Date, as described in the previous Section 6.5 (any such Bank described in the foregoing clauses (i) or
                 (ii) is hereinafter defined as an "Affected
                 Bank"), the Borrower may request that the other Banks (the "Non-Affected Banks") acquire all, but not less than all, of the Affected Bank s Notes and assume all, but not less than all, of the Affected Bank s Notes. If the Borrower so requests, the Non-Affected Banks may elect to acquire all of the Affected Bank s Notes and assume all of the Affected Bank s Notes. If the Non-Affected Banks do not elect to acquire and assume all of the Affected Bank s Notes, the Borrower may designate a replacement bank or banks (which must be an Eligible Assignee), which must be reasonably satisfactory to the Agent, to acquire and assume that portion of the Notes of the Affected Bank not being acquired and assumed by the Non-Affected Banks. The provisions of
                 Section 19 hereof shall apply to all reallocations pursuant to this Section 6.10.2, and the Affected Bank and the Non-Affected Banks and/or replacement banks which are to acquire the Notes of the Affected Bank shall execute and deliver to the Agent, in accordance with the provisions of
                 Section 19 hereof, such Assignments and
                 Acceptances and other instruments, as are required pursuant to Section 19 hereof to give effect to such reallocations; provided, however, the Borrower shall, or shall cause the assignee Bank to pay, the registration fee set forth in Section
                 19.3. On the effective date of the applicable Assignment and Acceptances, the Borrower shall pay to the Affected Bank all interest accrued on its Notes up to but excluding such date, along with any fees payable to such Affected Bank hereunder up to but excluding such date, including, without limitation, any amounts that would have been payable pursuant to Section 6.9 hereof in connection with prepayment.

                      (b)  If (i) any Bank shall request
                 compensation under Section 6.6 or Section 6.7 hereof, (ii) any Bank deliver a notice described in Section 6.5 hereof or (iii) the Borrower is required to pay any additional amount to any Bank or any governmental authority on account of the Bank pursuant to Section 6.2.2 or Section 6.6, such Bank agrees to use reasonable efforts (consistent with legal policy and regulatory restrictions) to change its Domestic Lending Office or LIBOR Lending Office, as the case may be, to avoid or minimize any amounts otherwise payable under Section Section 6.2.2, 6.6 or 6.7 or enable it to withdraw a notice given pursuant to
                 Section 6.5, in each case solely if such change can be made in a manner so that such Bank, in its sole determination, suffers no legal, economic or regulatory disadvantage deemed by such Bank in its sole discretion to be significant.

                 Section 7.  COLLATERAL SECURITY.

            Section 7.1.  Security of Borrower.

            The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens) in the Collateral Bonds of the Borrower and the stock of Bangor Energy Resale, Inc. (subject to the provisions of the Bangor Energy Intercreditor Agreement), pursuant to the terms of the Security Documents to which the Borrower is a party.

                 Section 8.  REPRESENTATIONS AND WARRANTIES.

            The Borrower represents and warrants to the Banks and the Administrative Agent as follows:

            Section 8.1.  Corporate Authority.

                 Section 8.1.1.  Incorporation; Good Standing.

                 Each of the Borrower and its Subsidiaries (i) is a
            corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole.

                 Section 8.1.2.  Authorization.

                 The execution, delivery and performance of this
            Credit Agreement and the other Loan Documents to which the Borrower is or is to become a party and transactions in connection with the Loan Documents (i) are within the corporate authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower.

                 Section 8.1.3.  Enforceability.

The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

            Section 8.2.  Governmental Approvals.

            Except for the approvals identified in Schedule 8.2, (which approvals either have been obtained or cannot be obtained prior to the Closing Date in each case as noted on such schedule), no action by, and no notice to or filing with, any federal, state or local governmental authority or regulatory body is or will be required for the due execution, delivery and performance by the Borrower of this Credit Agreement or the Loan Documents or any of the transactions in connection with the Credit Agreement and the other Loan Documents. The Borrower shall take all necessary action to maintain and keep in effect all of the approvals identified in Schedule 8.2.

            Section 8.3.  Title to Properties; Leases.

     The Borrower and its Subsidiaries each has good and sufficient title to all real property and all machinery and equipment owned by it and owns or possesses adequate rights to use all real property and all machinery and equipment necessary tot he conduct of its business, all free and clear of liens other than Permitted Liens. The Borrower enjoys peaceful and undisturbed possession under all of its leases with respect to materially important properties held under lease, and all of such leases are in full force and effect.

            Section 8.4.  Financial Statements and Projections.

                 Section 8.4.1.  Fiscal Year.

            The Borrower and each of its Subsidiaries has a fiscal year which is the twelve months ending on December 31 of each calendar year.

                 Section 8.4.2.  Financial Statements.

                 There has been furnished to the Administrative
            Agent a consolidated balance sheet of the Borrower and its Subsidiaries as at the Company Balance Sheet Date, and a consolidated statement of income of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Coopers & Lybrand. Such balance sheet and statement of income have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto or in the Disclosure Documents.

                 Section 8.4.3.  Projections.

                 The projections of the annual operating budgets of
            the Borrower, balance sheets and cash flow statements for the fiscal years 1998 to 2001, copies of which have been delivered to the Administrative Agent, disclose all material assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of the Borrower, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower of the results of operations and other information projected therein. Notwithstanding the foregoing, the Administrative Agent and the Banks recognize that such projections as to future events are not to be viewed as facts and that actual results during the period covered may differ from the projected results.

            Section 8.5.  No Material Changes, etc.

Since the Company Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Company Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect on the business or financial condition of the Borrower or any of its Subsidiaries. Since the Company Balance Sheet Date, the Borrower has not made any Distribution other than (a) as permitted pursuant to Section 11.4 and disclosed to the Banks, or (b) Distributions with respect to preferred stock.

            Section 8.6.  Franchises, Patents, Copyrights,
etc.

Each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

            Section 8.7.  Litigation.  As of the Closing Date,


   except as set forth in Schedule 8.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened in writing against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries as a whole, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

            Section 8.8.  No Materially Adverse Contracts,
etc. Except as disclosed in the Disclosure Documents, n

  either the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected, in the judgement of the Borrower s officers to have a materially adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower and its Subsidiaries, taken as a whole.

            Section 8.9. Compliance with Other Instruments, Laws, etc.

            Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties is bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that would materially and adversely affect the financial condition, properties or business of the Borrower and its Subsidiaries, taken as a whole.

            Section 8.10.  Tax Status.

The Borrower has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject; has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings; and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply in accordance with GAAP. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

            Section 8.11.  No Event of Default.

No Default or Event of Default has occurred and is continuing.

            Section 8.12.  Holding Company Act.  The Borrower is
exempt from the provisions of the Public Utility Holding
Company Act of 1935 and the rules promulgated thereunder other than Section 9(a)(2) thereof, and is not a "subsidiary" or an "affiliate" of any "holding company" as such terms are defined in the act. The Borrower is not subject to any other law, rule or regulation which in any way restricts its ability to incur Indebtedness pursuant to this Credit Agreement.

            Section 8.13.  Absence of Financing Statements, etc.

            Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

            Section 8.14.  Perfection of Security Interest.

All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary, under applicable law, to establish and perfect the Administrative Agent's security interest in the Collateral Bonds. The Collateral Bonds and the Administrative Agent's rights with respect to the Collateral Bonds are not subject to any setoff, claims, withholdings or other defenses. The Collateral Bonds are free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

            Section 8.15.  Certain Transactions.

Except for the transactions expressly contemplated by the Acquisition Documents and except for arm's length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary, as applicable, could obtain from third parties, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity, in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

            Section 8.16.  Compliance with ERISA.   The Borrower
has satisfied the minimum funding standards under ERISA with respect to its plans and is in compliance in all material respects with the presently applicable provisions of ERISA.

            Section 8.17.  Regulations U and X.

            No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R.
Parts 221 and 224.

            Section 8.18.  Subsidiaries, etc.

Attached hereto as Schedule 8.18 is a statement showing the names of all the Subsidiaries of the Borrower as of the Closing Date, the amount of the capital stock of each and the amount thereof owned by the Borrower, and the business of each. All shares of each such Subsidiary owned by the Borrower have been duly and validly issued and are fully paid and nonassessable, are free and clear of all liens other than Permitted Liens and there are no outstanding options, warrants or other rights to purchase or securities convertible into or exchangeable for shares of capital stock of any such Subsidiary.

            Section 8.19.  Year 2000 Problem.

The Borrower and its Subsidiaries have reviewed the areas within their businesses and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (i.e. the risk that computer applications used by the Borrower or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based upon such review, the Borrower reasonably believes that the "Year 2000 Problem" will not have any materially adverse effect on the business or financial condition of the Borrower and its Subsidiaries, taken as a whole.

            Section 8.20.  Disclosure.

The written information provided by the Borrower to the Administrative Agent or the Banks pursuant to the Loan Documents does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

            Section 8.21.  Collateral Bonds; Mortgages.

                 (a)  The Collateral Bonds pledged to the
            Administrative Agent on behalf of the Banks are the valid and binding legal obligations of the Borrower, entitled in all respects to the security of the Mortgage.

                 (b) The transfer and registration requirements for assigning all security interest in the Collateral
            Bonds to the Administrative Agent have been met.

                 (c) There is currently no default under either the Mortgage or the General and Refunding Mortgage Indenture, and no default under, or conflict with, such agreements will be caused by execution of the Loan Documents.

                 (d) True and correct copies of the Mortgage and the General and Refunding Mortgage Indenture, each as amended and supplemented as of the Closing Date, have been provided to the Banks.

                 (e)  No further action is necessary for the
            Administrative Agent s lien on the Collateral Bonds to be effective, and no further action is either necessary or desirable in order for such lien to inure to the benefit of the Administrative Agent on behalf of the Banks.

                 (f) On or before each December 1, the Borrower shall deliver to the Administrative Agent a copy of the legal opinion required under the Mortgage.

                 (g)  The Collateral Bonds have been properly
            endorsed and certificated by the trustee and reissued in the name of the Administrative Agent.

                 (h) All parties entitled to notice under the Mortgage or the General and Refunding Mortgage Indenture of the pledge of the Collateral Bonds, the execution and delivery of the Supplemental Indenture and the amendment of the Collateral Bonds have received proper notice (as defined in such mortgage), or have validly waived such notice.

                 (i) No consents of third parties other than those obtained are necessary to grant the Administrative Agent the rights contemplated under the Pledge Agreement or to pledge the Collateral Bonds, execute and deliver the Supplemental Indenture or amend the Collateral Bonds.

                 Section 9.  AFFIRMATIVE COVENANTS OF THE BORROWER.

            The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or
Note is outstanding or any Bank has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit:

            Section 9.1.  Punctual Payment.
  The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Administrative Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower is a party, all in accordance with the terms of this Credit Agreement and such other Loan
Documents.

            Section 9.2.  Maintenance of Office.

The Borrower will maintain its chief executive office at 33 State Street, Bangor, Maine 04401, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

            Section 9.3.  Records and Accounts.

            The Borrower will (i) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, and all other proper reserves, and (iii) at all times engage Coopers & Lybrand or other independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative Agent as the independent certified public accountants of the Borrower and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrower and its Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Administrative Agent.

            Section 9.4.  Financial Statements, Certificates and
Information.

The Borrower will deliver to each of the Banks:

                 (a) as soon as practicable, but in any event not later than one-hundred (100) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related consolidated statements of cash flows, operations and retained earnings for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified without qualification by Coopers & Lybrand or by other independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative Agent, together with a written statement from such accountants to the effect that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

                 (b) as soon as practicable, but in any event not later than fifty (50) days after the end of each of the first three fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents, in all material respects, the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

                 (c)  simultaneously with the delivery of the
            financial statements referred to in subSection s (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit D hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 11 and (if applicable) reconciliations to reflect changes in GAAP since the Company Balance Sheet Date;

                 (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

                 (e) from time to time upon the reasonable request of the Administrative Agent, projections of the Borrower updating those projections delivered to the Banks and referred to in Section 8.4.3 or, if applicable, updating any later such projections delivered in response to a request pursuant to this
            Section 9.4(f);

                 (f) promptly upon entering into any material long-term commitment for additional capacity for, or sale agreement concerning, the generation or transmission of electric energy in connection with a transaction requiring the approval of the Commission (or which would require such approval but for a specific exception with respect to transactions with any "co-generator" or "small power producer", as such terms are defined in Chapter 172 of Title 35 of the Maine Revised Statutes), notice of such commitment, together with a brief description of the nature thereof, the amount thereof and the approximate dates on which expenditures under such commitment are to be made and any changes in any of the foregoing upon the effectiveness thereof;

                 (g)  promptly upon the Borrower s knowledge
            thereof, notice of (1) any material amendment of the terms of any joint ownership agreement, joint venture, partnership, plant construction or similar agreement or arrangement for the ownership, construction or operation of electric generating facilities to which the Company is a party, and (2) any material default by any party to such agreement or arrangement;

                 (h) (1) on or about June 30 and December 31 of each year, a letter from S&P setting forth the Borrower s long-term senior secured debt or corporate credit rating then in effect and (2) within two Business Days after the occurrence thereof, written notice of any change in Status; provided that the failure to provide such notice shall not delay or otherwise affect any change in the Applicable Margin or the Commitment Fee Rate which is to occur upon a change in Status pursuant to the terms of this Credit Agreement; and

                 (i) from time to time such other financial data and information (including accountants, management letters) as the Administrative Agent may reasonably request.

            Section 9.5.  Notices.

                 Section 9.5.1.  Defaults.

                 The Borrower will promptly notify the
            Administrative Agent in writing of the occurrence of any Default or Event of Default.

                 Section 9.5.2.  Environmental Events.

                 The Borrower will promptly give notice to the
            Administrative Agent (i) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that is reasonably expected to materially adverse affect the assets, liabilities, financial conditions or operations of the Borrower and its Subsidiaries taken as a whole, or the Administrative Agent's security interests pursuant to the Security Documents.

                 Section 9.5.3.  Notification of Claim against
            Collateral Bonds.

                 The Borrower will, immediately upon becoming aware
            thereof, notify the Administrative Agent in writing of any setoff, claims (including environmental claims), withholdings or other defenses to which any of the Collateral Bonds, or the Administrative Agent's rights with respect to the Collateral Bonds, are subject, other than Permitted Liens.

                 Section 9.5.4.  Notice of Litigation and
            Judgments.

The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower and its Subsidiaries taken as a whole and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Banks, in writing, in form and detail reasonably satisfactory to the Administrative Agent, within ten (10) days of any unpaid judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $200,000.

            Section 9.6.  Corporate Existence; Maintenance of
Properties.

            The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and its corporate and public utility franchises, rights, licenses and permits necessary for the conduct of its business and those of its Subsidiaries and will not convert to a limited liability company or a limited liability partnership. It (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this
Section 9.6 shall prevent (i) the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis, or (ii) the Generating Asset Transaction(s), provided that non-cash sales shall be on terms reasonably acceptable to the Agents, or, if such terms are not reasonably acceptable to the Agents, the Borrower shall make a principal payment in respect of the Term Loan in the amount of the fair market value of such non-cash consideration.

            Section 9.7.  Insurance.  The Borrower will, and will
cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies in such amounts as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts.

            Section 9.8.  Taxes.

            The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sale and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of its property, except any such taxes, assessments, charges or claims which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall be maintained; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Borrower and each Subsidiary shall pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

            Section 9.9.  Inspection of Properties and Books,
etc.

The Borrower shall permit the Banks, through the Administrative Agent or any of its other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Administrative Agent or any Bank may reasonably request.

            Section 9.10.  Compliance with Laws, Contracts,
Licenses, and Permits.

The Borrower will comply with (a) the provisions of its charter documents and by-laws and (b)(i) all agreements and instruments by which it or any of its properties may be bound, and (ii) all applicable laws and regulations (including Environmental Laws), decrees, orders and judgments ("Applicable Laws"), except, where failure to so comply is not reasonably expected to have a materially adverse effect on the Borrower and its Subsidiaries, taken as a whole. If at any time while any Note or the Loans are outstanding, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder or under any of the Loan Documents, the Borrower will immediately take or cause to be taken all reasonable steps to obtain such authorization, consent, approval, permit or license and furnish the Agent with evidence thereof.

            Section 9.11.  Employee Benefit Plans.

If and when the Borrower or any Subsidiary gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute ground for a termination of such Plan under Title IV of ERISA or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC.

            Section 9.12.  Use of Proceeds.    The proceeds of (a)
the Revolving Credit Loans shall be used for working capital, for purposes associated with the Chase Assignment and general corporate purposes, and (b) the Term Loan shall be used for working capital, and for purposes associated with the Chase Assignment and to refinance the PERC
Contract.

            Section 9.13.  Further Assurances.

The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Administrative Agent and execute such further instruments and documents as the Administrative Agent shall reasonably request to carry out to its satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

            Section 9.14. Sale of Generating Assets. The Borrower will actively pursue the sale of substantially all of its generating assets, provided that non-cash sales shall be on terms reasonably acceptable to the Agents, or, if such terms are not reasonably acceptable to the Agents, the Borrower shall make a principal payment in respect of the Term Loan in the amount of the fair market value of such non-cash consideration.

            Section 9.15. Status. The Borrower will maintain a private senior secured debt or corporate credit rating with either S&P or Moody s, or both. In addition, upon the reasonable request by the Administrative Agent, the Borrower shall obtain in writing from either S&P or Moody s such senior secured debt or corporate credit rating and disclose such rating to the Administrative Agent.

            Section 10.  CERTAIN NEGATIVE COVENANTS OF THE
BORROWER.

            The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or
Note is outstanding or any Bank has any obligation to make any Loans or the Administrative Agent has any obligations to issue, extend or renew any Letters of Credit:

            Section 10.1.  Restrictions on Indebtedness.

            The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than the following:

                 (a)  Indebtedness to the Banks and the
            Administrative Agent arising under any of the Loan
            Documents;

                 (b)  endorsements for collection, deposit or
            negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                 (c) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or such Subsidiary or under any Capitalized Lease, provided that the aggregate principal amount of such Indebtedness of the Borrower shall not exceed the aggregate amount of $5,000,000 at any one time;

                 (d) Indebtedness existing on the date hereof and listed and described on Schedule 10.1 hereto, or described in the Disclosure Documents, and any refinancing thereof, having covenants and maturities no less favorable to the Borrower than the Indebtedness being refinanced, and which does not increase the principal amount of the Indebtedness being refinanced;

                 (e) Indebtedness of a Subsidiary of the Borrower existing on the date hereof to the Borrower;

                 (f)  the Bangor Energy Guaranty;

                 (g) non-recourse Indebtedness of any Subsidiary
            participating in the planned joint venture with SEMPRA Energy Solutions;

                 (h)  guarantees of the Borrower of scheduled
            payments of principal ad interest (not to exceed $4,200,000 in the aggregate in any fiscal year of the Borrower) in respect of Indebtedness of PERC, but only on the scheduled dates, and at the rates, as originally in effect (it being understood that the making of such guarantee shall be subject to prior review by the Administrative Agent of the documentation in respect thereof for the purpose of establishing compliance with the requirements of this paragraph);

                 (i)  guarantees of the Borrower of the
            indebtedness of others, as set forth in Exhibit G, but only to the extent and upon the terms indicated;

                 (j) Indebtedness with respect to the Chase L/C until replacement by a Letter of Credit hereunder; and

                 (k) any unsecured Indebtedness not otherwise permitted by this Section 10.1 in an aggregate principal amount not to exceed at any one time the sum of (i) $5,000,000 plus (ii) an amount equal to 50% of the aggregate amount of any reductions in the Commitments made pursuant to Section 2.3.

            Section 10.2.  Restrictions on Liens.

The Borrower will not, and will not permit any of its Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; or (ii) create, assume or suffer to exist any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of the interest of a vendor or a lessor under any conditional sale agreement, financing lease or other title retention agreement relating to any asset; provided that the Borrower or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist, any of the following (the "Permitted Liens"):

                 (a) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

                 (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue, or which are being contested in good faith by appropriate proceedings diligently conducted an with respect to which adequate reserves are being maintained in accordance with GAAP so long as such liens are not being foreclosed;

                 (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                 (d) liens on properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                 (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue, or which are being contested in good faith by appropriate proceedings diligently conducted an with respect to which adequate reserves are being maintained in accordance with GAAP so long as such liens are not being foreclosed;

                 (f) liens existing on the date hereof and listed on Schedule 10.2 hereto or in the Disclosure Documents;

                 (g)  purchase money security interests in or
            purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by
            Section 10.1(c), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired, not to exceed $5,000,000 in the aggregate;

                 (h) liens in favor of the Administrative Agent for the benefit of the Banks and the Administrative
            Agent under the Loan Documents, other than the Mortgage;

                 (i) liens created by the Mortgage securing bonds issued under and in accordance with the requirements of the Mortgage as such Mortgage may be amended from time to time, provided, however, no such amendment or supplement thereof shall without the consent of all of the Banks amend or supplement the Mortgage (1) to include categories of property or property interests of the Borrower not already included pursuant to the terms of such Mortgage as in effect on the date hereof, or
            (2) to permit the Borrower to withdraw "Deposited Cash" or execute "Bonds" in excess of seventy-five percent (75%) of the amount by which the actual cost or fair value (whichever is lower) of "property additions" shall exceed "property retirements", as set forth in
            Section 27 of the Mortgage as in effect on the date hereof. For purposes of this Section 10.2(i) only, "Deposited Cash", "Bonds", "property additions" and "property retirements" shall have the respective definition of such terms as defined in the Mortgage on the date hereof;

                 (j) second liens created pursuant to the General and Refunding Mortgage Indenture;

                 (k)  Bangor Energy Liens;

                 (m) liens existing on any property at the time of acquisition thereof by the Borrower or any Subsidiary or liens on property of a corporation existing at the time such corporation becomes a Subsidiary and in each case not created in connection with or in contemplation of such acquisition or event, as the case may be, whether or not assumed, provided that in each case such lien shall apply and attach only to the property originally subject thereto and improvements constructed thereon;

                 (n) liens for the sole purpose of extending, renewing or replacing (or successively extending, renewing or replacing) in whole or in part the Indebtedness secured by any lien permitted by paragraphs (f) and (m) of this Section 10.2, provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement lien shall be limited to all or a part of the property which secured the Indebtedness so extended, renewed or replaced (plus improvements on such property);

                 (o)  deposits to secure the performance of
            obligations (other than obligations for the payment of borrowed money) incurred in the ordinary course of business;

                 (p) banker's liens arising by operation of law and other banker's possessory liens arising in the ordinary course of business other than for the purpose of securing obligations for the payment of borrowed money (including, without limitation, obligations arising from drafts accepted representing extensions of credit to or for the benefit of the Borrower);

                 (q) liens incurred in connection with equipment or vehicle financing leases having an aggregate purchase cost to the lessors not to exceed $5,000,000;

                 (r) minor defects and irregularities in the title (including easements, rights of way, restrictions or other similar nonmonetary charges) to any real property of the Borrower or any Subsidiary which have no material adverse effect on the use or disposition thereof by the Borrower or such Subsidiary; and

                 (s) liens with respect to cash collateral pledged to back the Chase L/C until replacement by a Letter of Credit hereunder.

            Section 10.3.  Restrictions on Investments.

The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                 (a) marketable direct or guaranteed obligations of the United States of America that mature within one
            (1) year from the date of purchase by the Borrower;

                 (b) demand deposits, certificates of deposit, time deposits or repurchase agreements which are fully insured or are issued by commercial banks organized under the laws of the United States of America or any state thereof and having total assets in excess of $1,000,000,000;

                 (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc., and not less than "A 1" if rated by S&P's Rating Group;

                 (d) Investments existing on the date hereof and listed on Schedule 10.3 hereto or described in the Disclosure Documents;

                 (e) Investments with respect to Indebtedness permitted by Section 10.1(f);

                 (f) Investments by the Borrower in Subsidiaries of the Borrower not to exceed $500,000 during the term of this Credit Agreement;

                 (g) Investments in Persons who are principally engaged, or who propose principally to engage, in the generation or transmission of electricity or in water storage development, provided that the aggregate amount expended pursuant to this paragraph (g) shall not exceed $500,000 during the term of this Credit Agreement;

                 (h) Investments in Persons for the purpose of promoting the sale, installation and maintenance of products that consume electricity, provided that the aggregate amount expended pursuant to this paragraph
            (h) shall not exceed $500,000 during the term of this Credit Agreement;

                 (i) Investments in Persons participating in the implementation of non-regulated energy-related business, including the Home Security business, provided that any such Investments shall not in the aggregate principal amount exceed $500,000 during the term of this Credit Agreement;

                 (j) services pursuant to the Service Agreement with Bangor Energy Resale, Inc.;

                 (k) Investments by any Subsidiary participating in the planned joint venture with SEMPRA Energy
            Solutions, provided that the aggregate amount expended pursuant to this paragraph (k) shall not exceed
            $700,000 during 1998; and

                 (l)  other Investments by any Subsidiary
            participating in the planned joint venture with SEMPRA Energy Solutions on terms acceptable to the Agents.

            Section 10.4.  Merger, Consolidation and Disposition of
Assets.

                 Section 10.4.1.  Mergers and Acquisitions.

                 The Borrower will not, and will not permit any of
            its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices or as otherwise expressly permitted hereunder) except the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, or the merger or consolidation of two or more Subsidiaries of the Borrower, or as permitted in Section 10.3.

                 Section 10.4.2.  Disposition of Assets.

                 The Borrower will not (i) sell, lease or otherwise
            transfer all or a Substantial Part of its assets during the term of this Credit Agreement, and (ii) permit any Subsidiary to transfer all or a Substantial Part of its assets to any person other than the Borrower or a wholly owned Subsidiary, provided that the Generating Asset Transaction(s) shall be permitted under this
            Section 10.4.2.

            Section 10.5.  Sale and Leaseback.

The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

            Section 10.6.  Business Activities.

The Borrower will not, and will not permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Closing Date and in related businesses, provided that the proposed sale of the Borrower s generating assets and the planned joint venture with SEMPRA Energy Solutions to invest in the gas distribution business, each on terms reasonably acceptable to the Administrative Agent and the Documentation Agent, will not constitute a change in business.

            Section 10.7.  Fiscal Year.

The Borrower will not, and will not permit any of it
Subsidiaries to, change the date of the end of its fiscal year from that set forth in Section 8.4.1.

            Section 10.8.  Transactions with Affiliates.

            Except as expressly permitted by the Acquisition Documents, the Borrower will not engage in any transaction with any Affiliate (other than with its Subsidiaries or for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

            Section 10.9. Nuclear Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase or otherwise acquire direct or indirect ownership of any nuclear plant.

            Section 10.10. Amendments to Bonds, etc. Except as contemplated hereby, the Borrower will not amend, supplement, or otherwise modify, or consent to any amendment, supplement or other modification to (a) the General and Refunding Mortgage Indenture (including Section 7.05(b) therein), the Second Mortgage Bonds, or First
Mortgage Bonds (other than those held by the Administrative Agent), or any agreement entered into by the Borrower in connection therewith (provided that the foregoing will not prohibit (i) the issuance of any supplemental indenture in respect of the General and Refunding Mortgage Indenture for the sole purpose of providing for the issuance of refinancing Indebtedness expressly permitted by Section 10.1 or (ii) modifications to the General and Refunding Mortgage Indenture made for the sole purpose of perfecting under applicable law the liens contemplated thereby), or (b) the terms of any Preferred Stock. The Borrower will not make any optional payment or prepayment on or optional redemption, purchase or defeasance of (a) any Second
Mortgage Bond, (b) any Indebtedness under the FAME Loan Agreement, (c) any Preferred Stock, or (d) the First
Mortgage Bonds (other than those held by the Administrative
Agent).

            Section 11.  FINANCIAL COVENANTS OF THE BORROWER.

            The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or
Note is outstanding or any Bank has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit:

            Section 11.1.  Consolidated Net Worth.

            The Borrower will not permit Consolidated Net Worth to be less than the amounts set forth opposite the periods set forth below:




                 Period                 Amount

             Closing Date through     $103,000,000
             12/31/98


            1/1/99 through 12/31/99   $110,000,000

            Thereafter                $120,000,000




            Section 11.2. Consolidated Fixed Charge Ratio. The Borrower will not permit the Consolidated Fixed Charge Ratio for any period of four consecutive fiscal quarters ending on any date set forth below to be less than the ratio set forth opposite such date:


                  Date                  Ratio

                  6/30/98 - 9/30/98      1.00

                  12/31/98               1.25

                  Thereafter             1.50


            Section 11.3.  Consolidated Total Debt Ratio.  The
Borrower will not permit the Consolidated Total Debt Ratio for the periods set forth below to exceed the ratio set forth opposite such period:


                   Period                Ratio


           Closing Date through          0.74
           12/31/98

           1/1/99 through 12/31/99       0.68

           Thereafter                    0.65


            Section 11.4. Dividends. During any fiscal year of the Borrower commencing after December 31, 1997, the Borrower shall not declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of common stock of the Borrower or any warrants or options to purchase any such common stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary. Notwithstanding the foregoing, the Borrower may declare or otherwise become obligated to make dividend payments not to exceed (a) sixty percent (60%) of earnings applicable to common stock for each fiscal year until the Term Loan is paid in full, and
(b) after the Term Loan is paid in full, dividend payments shall not exceed seventy percent (70%) of earnings applicable to common stock for each fiscal year. This
Section 11.4 shall not prohibit the payment of a dividend that would otherwise be prohibited hereunder if (i) such dividend is made within 45 days of the declaration thereof and (ii) this Section 11.4 would not have prohibited the payment of such dividend at the time of its declaration.

                 Section 12.  CLOSING CONDITIONS.

            The obligations of the Banks to make the initial
Revolving Credit Loans and the Term Loan and of the Administrative Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent:

            Section 12.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Administrative Agent.

            Section 12.2.  Certified Copies of Charter Documents.

            The Administrative Agent shall have received from the Borrower a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date.

            Section 12.3.  Corporate Action.

            All corporate action necessary for the valid execution, delivery and performance by the Borrower of this Credit
Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

            Section 12.4.  Incumbency Certificate.

            The Administrative Agent shall have received from the Borrower an incumbency certificate, dated as of the Closing
Date, signed by a duly authorized officer of the Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized in the name and on behalf of the Borrower: (i) to sign each of the Loan Documents to which the Borrower is or is to become a party; (ii) to make
Loan Requests and Conversion Requests and to apply for Letters of Credit; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

            Section 12.5.  Validity of Liens.

            The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first security interest in and lien upon the Collateral Bonds. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected. The
Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

            Section 12.6. Registration and Amendment of Collateral Bonds. The Administrative Agent shall have received a certificate evidencing the registration of the Collateral
Bonds, which shall have a maturity date of June 30, 2001, in the name of the Administrative Agent along with all necessary consents from third parties.

            Section 12.7.  Supplemental Indenture.   Each of the
Banks and the Administrative Agent shall have received an amended Supplemental Indenture (the "Supplemental
Indenture") to the Mortgage in form and substance satisfactory to the Banks and the Administrative Agent, providing for the amendment of the Collateral Bonds, along with any necessary consents.

            Section 12.8.  Opinions of Counsel.

            Each of the Banks and the Administrative Agent shall have received a favorable legal opinion(s) addressed to the Banks and the Administrative Agent, dated as of the Closing
Date, in form and substance satisfactory to the Banks and the Administrative Agent, from:

                 (a)  Andrew Landry, general counsel of the
            Borrower substantially in the form of Exhibit F-1 attached hereto;

                 (b) Winthrop, Stimson, Putnam & Roberts, New York counsel to the Borrower substantially in the form of Exhibit F-2 attached hereto; and

                 (c)  Eaton, Peabody, Bradford & Veague, special
            Maine counsel to the Administrative Agent substantially in the form of Exhibit F-3 attached hereto.

            Section 12.9.  Payment of Fees.

The Borrower shall have paid to the Administrative Agent the remainder of the closing fee pursuant to Section 6.1.

            Section 12.10.  Chase Assignment.

            The Administrative Agent shall have received the Chase Assignment from the Prior Lenders, indicating the amount of the loan obligations of the Borrower under the Chase
Revolver and the Chase Term Loan to be assigned on the Closing Date, and assigning all Collateral Bonds, other collateral, mortgages, deeds of trust and security interests granted by the Borrower in favor of The Chase Manhattan
Bank.

            Section 12.11.  Certified Approvals.  The
Administrative Agent shall have received a certified copy of the order from the Commission authorizing the entering into, execution, delivery and performance of the Loan Documents, and all other approvals of third parties necessary to authorize the same.

            Section 12.12.  Asset Sale.  The Administrative Agent
shall have received a report from Reed Consulting Group indicating that the proposed asset sale is likely to provide an amount acceptable to the Agents.

            Section 12.13.  Financial Statements and Projections.
The Administrative Agent shall have received copies of (a) the consolidated audited financial statements for the Borrower and its Subsidiaries for the period ended December
31, 1997 and unaudited financial statements for the March
31, 1998 quarter, and (b) the financial projections referred to in Section 8.4.3.

                 Section 13.  CONDITIONS TO ALL BORROWINGS.

            The obligations of the Banks to make any Loan, including the Revolving Credit Loan and the Term Loan, and of the Administrative Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

            Section 13.1.  Representations True; No Event of
Default.

            Each of the representations and warranties of the Borrower contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

            Section 13.2.  No Legal Impediment.

            No change shall have occurred after the Closing Date in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Administrative Agent would make it illegal for the Administrative Agent to issue, extend or renew such Letter of Credit.

            Section 13.3.  Governmental Regulation.

Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

            Section 13.4.  Proceedings and Documents.

The Administrative Agent and the Administrative Agent's Special Counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may have reasonably requested in accordance with the terms hereof.

            Section 14.  EVENTS OF DEFAULT; ACCELERATION; ETC.

            Section 14.1.  Events of Default and Acceleration.

            If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                 (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                 (b) the Borrower shall fail to pay any interest on the Loans, any Letter of Credit Fee, the commitment fee, or the Agent's fee due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment within three (3) days after the same shall become due and payable;

                 (c) the Borrower shall fail to comply with any of its covenants contained in Section 9.6, 10 or 11;

                 (d) the Borrower shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 14.1) for fifteen (15) days after written notice of such failure has been given to the Borrower by the Administrative Agent;

                 (e)  any representation or warranty of the
            Borrower in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                 (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases in excess of $500,000 (other than the Loan Documents), or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in excess of $500,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                 (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

                 (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                 (i) there shall remain in force, undischarged, unsatisfied and unstayed for more than sixty (60) days, any final unpaid judgment (from which all appeals have been taken and determined or as to which all time for appeals has lapsed) against the Borrower or any of its Subsidiaries which, with other outstanding final judgments shall continue unsatisfied and in effect, (net of uncontested insurance coverage) against the Borrower or any of its Subsidiaries exceeding in the aggregate $500,000;

                 (j) the holders of First Mortgage Bonds shall accelerate the maturity of all or any part of the First Mortgage Bonds, or the First Mortgage Bonds (other than the Collateral Bonds) shall be prepaid, redeemed or repurchased in whole or in part;

                 (k)  if any of the Loan Documents shall be
            cancelled, terminated, revoked or rescinded or the Administrative Agent's security interests, mortgages or liens in a substantial portion of the Collateral Bonds shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower as a party thereto or any of its stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                 (l) the Borrower or any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of $100,000 which it shall have become liable to pay to the PBGC or to an Employee Benefit Plan under Title IV of ERISA; or notice of intent to terminate an Employee Benefit Plan or Employee Benefit Plans having an aggregate Unfunded Vested Liability in excess of $500,000 shall be filed pursuant to Title IV of ERISA by the Borrower; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or cause a trustee to be appointed to administer any such Employee Benefit Plan or Employee Benefit Plans or a proceeding shall be instituted by a fiduciary of any such Employee Benefit Plan or Employee Benefit Plans to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that such Employee Benefit Plan or Employee Benefit Plans must be terminated;

                 (m) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than sixty (60) days; or

                 (n)  (i) a judgement creditor shall obtain
            possession of any material portion of the mortgaged property (the "Mortgaged Property") referred to in the Mortgage by any means, including, without limitation, levy, distraint, replevin or self-help, (ii) any foreclosure or other remedial action in respect of or affecting the Mortgaged Property shall be commenced by or on behalf of the holders of the Second Mortgage Bonds or the trustee under the General and Refunding Mortgage Indenture, (iii) any material portion of the Mortgage Property shall be taken by eminent domain or condemnation, (iv) the Mortgage shall cease to be in full force and effect or the Borrower shall disavow its obligations thereunder or shall contest the validity or enforceability thereof, (v) the trustee under the Mortgage (the "First Mortgage Trustee") shall cease, in respect of any material portion of the Mortgaged Property, to have a valid and perfected first priority security interest therein, (vi) the security interest of the First Mortgage Trustee in any material portion of the Mortgaged Property shall otherwise become impaired or unenforceable, or (vii) any provision of the Mortgage, the Supplemental Indenture or the Collateral Bonds shall be amended, supplemented, waived or otherwise modified in any respect except to the extent expressly permitted by the Pledge Agreement.

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section Section 14.1(g), 14.1(h) or 14.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Bank.

            Section 14.2.  Termination of Commitments.

            If any one or more of the Events of Default specified in Section 14.1(g), Section 14.1(h) or Section 14.1(j) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Administrative Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower of any of the Obligations.

            Section 14.3.  Remedies.

            In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 14.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan
Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Administrative Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

            Section 14.4.  Distribution of Collateral Bonds
Proceeds.

In the event that, following the occurrence or during the continuance of any Event of Default, the Administrative Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral Bonds, such monies shall be distributed for application as follows:

                 (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent and the Banks under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral Bonds or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

                 (b) Second, to all other Obligations then due and payable to be shared pro rata among the Banks in accordance with their respective Commitment Percentages and Term Loan Percentages; provided, however, that distributions shall be made (A) pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 6.1 and all other Obligations and
            (B) with respect to each type of Obligation owing to the Banks, such as interest, principal, fees and expenses, among the Banks pro rata;

                 (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the State of New York; and

                 (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                      Section 15.  SETOFF.

            Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations then due and payable of the Borrower to such Bank. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. Such Bank shall notify the Borrower and the Agent and the other Banks promptly after exercising any right of setoff.

                      Section 16.  THE AGENTS.

            Section 16.1.  Authorization.

                 (a) The Administrative Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent.

                 (b) The relationship between the Administrative Agent and each of the Banks is that of an independent contractor. The use of the term "Administrative Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Banks.

                 (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Administrative Agent.

                 (d) The Documentation Agent shall not have any right, power, obligation, liability, responsibility or duty under this Credit Agreement in such capacity, other than those applicable to all Banks as Banks.

            Section 16.2.  Employees and Agents.

The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents.

            Section 16.3.  No Liability.

Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any Administrative Agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

            Section 16.4. No Representations. The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries.
The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete.
The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

            Section 16.5.  Payments.

                 Section 16.5.1.  Payments to Administrative
            Agent.

                 A payment by the Borrower to the Administrative
            Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Administrative Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Administrative Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                 Section 16.5.2.  Distribution by Administrative
            Agent.

If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                 Section 16.5.3.  Delinquent Banks.

                 Notwithstanding anything to the contrary contained
            in this Credit Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Administrative Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or
            (ii) to comply with the provisions of Section 15 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations and have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

            Section 16.6.  Holders of Notes.

The Administrative Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

            Section 16.7.  Indemnity.

The Banks ratably agree hereby to indemnify and hold harmless the Administrative Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Administrative Agent or such affiliate has not been reimbursed by the Borrower as required by Section 17), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Administrative Agent's willful misconduct or gross negligence.

            Section 16.8.  Administrative Agent as Bank.

In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Administrative Agent.

            Section 16.9.  Resignation.

            The Administrative Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Administrative Agent. Unless an Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Majority Banks and approved by the Borrower and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative
Agent, which shall be a financial institution having a rating of not less than A or its equivalent by S&P. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

            Section 16.10.  Notification of Defaults and Events of
Default.

Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this Section 16.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

            Section 16.11.  Duties in the Case of
Enforcement.

In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (i) so requested by the Majority Banks and (ii) the Banks have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of the Security
Documents authorizing the sale or other disposition of all or any part of the Collateral Bonds and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral Bonds. The
Majority Banks may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Administrative Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

                 Section 17.  EXPENSES AND INDEMNIFICATION.

            Section 17.1.  Expenses.

The Borrower agrees to pay (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any taxes payable by the Administrative Agent or any of the Banks on or with respect to the transactions contemplated by this Credit Agreement in accordance with Section 6.2.2 (the Borrower hereby agreeing to indemnify the Administrative Agent and each Bank with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Administrative Agent's Special Counsel or any local counsel to the Administrative Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (iv) the reasonable out-of-pocket fees, expenses and disbursements of the Administrative Agent or any of its affiliates incurred by the Administrative Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, (v) any reasonable out-of-pocket fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Administrative Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral Bonds or the stock of Bangor Energy Resale, Inc.; and (vi) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Administrative Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the administration thereof after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Administrative Agent's relationship with the Borrower hereunder. Notwithstanding the foregoing, the Borrower shall have no obligation hereunder to the Administrative Agent or any Bank with respect to any costs or expenses arising from the gross negligence or willful misconduct of the Administrative Agent or such Bank, as the case may be.

            Section 17.2.  Indemnification.

The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Documentation Agent, the Co-Arrangers, their affiliates and the Banks from and against any and all liabilities, losses, damages and expense of every nature and character resulting from any and all claims, actions and suits whether groundless or otherwise, arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by the Borrower of the proceeds of any of the Loans or Letters of Credit, (ii) the Borrower entering into or performing this Credit Agreement or any of the other Loan Documents or (iii) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding except for the gross negligence or willful misconduct of the party indemnified. In litigation, or the preparation therefor, the Banks and the Administrative Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. Notwithstanding anything to the contrary herein, the Borrower shall not be responsible for (i) the cost of more than one counsel for the Administrative Agent and its affiliates, and any Bank (that is not the Administrative Agent) and its affiliates, respectively, or (ii) settlements, waivers or releases made without Borrower s consent. If, and to the extent that the obligations of the Borrower under this Section 17.2 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

            Section 17.3.  Survival.

The covenants contained in this Section 17 shall survive payment or satisfaction in full of all other Obligations.

                 Section 18.  SURVIVAL OF COVENANTS, ETC.

            All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Administrative Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

                 Section 19.  ASSIGNMENT AND PARTICIPATION.

            Section 19.1.  Conditions to Assignment by Banks.

            Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit
Agreement (including all or a portion of its Commitment
Percentage and Commitment and/or its Term Loan Percentage and Term Loan Exposure, and the same portion of the Loans at the time owing to it and the Notes held by it and, if applicable, its participating interest in the risk relating to any Letters of Credit); provided that (i) each of the Administrative Agent and, unless an Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (iii) each assignment shall be in a minimum amount of $5,000,000 or, if a Bank s total Commitment and/or Term Loan Exposure is less than $5,000,000, in a minimum amount equal to such Bank s total Commitment and/or Term Loan Exposure, (iv) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit E hereto (an
"Assignment and Acceptance"), together with any Notes subject to such assignment, (v) so long as no Event of Default exists, the Administrative Agent and the Documentation Agent (or their affiliates) shall retain, free of any such assignment, an amount of not less than $5,000,000, and (vi) any Bank may at any time, and from time to time, assign to any branch, lending office, affiliate of such Bank or Related Fund all or any part of its rights and obligations under the Loan Documents by notice to the Administrative Agent and the Borrower. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business
Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning
Bank shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in Section 19.3, be released from its obligations under this Credit Agreement.

            Section 19.2. Certain Representations and Warranties; Limitations; Covenants.

By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                 (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

                 (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                 (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in
            Section 8.4 and Section 9.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                 (d) such assignee will, independently and without reliance upon the assigning Bank, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                 (e) such assignee represents and warrants that it is an Eligible Assignee;

                 (f) such assignee appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                 (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

                 (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance;

                 (i) if applicable, such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit; and

                 (j)  if such assignee is not incorporated or
            organized under the laws of the United States of America or a state thereof or the District of Columbia (a "Non-U.S. Bank"), such assignee agrees that it will deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Non-U.S. Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes. Each Non-U.S. Bank that so delivers a Form 1001 or 4224 pursuant to the preceding sentence further undertakes to deliver to each of the Borrower and the Administrative Agent two further copies of Form 1001 or 4224 or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form 1001 or 4224 that such Non-U.S. Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Non-U.S. Bank from duly completing and delivering any such form with respect to it and such Non-U.S. Bank advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

            Section 19.3.  Register.

The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Term Loan and the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Administrative Agent a registration fee in the sum of $3,500, provided that such registration fee shall not be required for assignments pursuant to Section 19.1(vi).

            Section 19.4.  New Notes.

Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall
(i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. The surrendered Notes shall be cancelled and returned to the Borrower.

            Section 19.5.  Participations.

Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (i) each such participation shall be in an amount of not less than $2,500,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower, (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment and/or Term Loan Exposure of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest, and (iv) the Borrower shall not be obligated to pay any such Bank any greater amount pursuant to Section 6.2.2, Section 6.6,
Section 6.7 or Section 6.9 in respect of the amount of the participation transferred by such transferor Bank to such participant than had no such transfer occurred.

            Section 19.6.  Disclosure.

The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and (iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

            Section 19.7.  Assignee or Participant Affiliated with
the Borrower.

            If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section 14.1 or Section
14.2, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans or Reimbursement Obligations.
If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Administrative Agent of the sale of such participation.
A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section 14.1 or Section
14.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan
Documents be made without regard to the interest of such transferor Bank in the Loans or Reimbursement Obligations to the extent of such participation.

            Section 19.8.  Miscellaneous Assignment
Provisions.

Any assigning Bank shall retain its rights to be indemnified pursuant to Section 17 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Administrative Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

            Section 19.9.  Assignment by Borrower.

The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

            Section 19.10. Confidentiality. Each of the Banks and the Administrative Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement that is identified by such Person as being "confidential" or "for internal use only" at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section
19.10, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agent, or to auditors or accountants, (e) to the Agent or any Bank, (f) if required pursuant to legal process in connection with any litigation to which any one or more of the Banks or the Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, or (g) to any assignee or participant
(or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of Section 19.6.

                 Section 20.  NOTICES, ETC.

            Except as otherwise expressly provided in this Credit
Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United
States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy or facsimile and confirmed by delivery via courier or postal service, addressed as follows:

                 (a)  if to the Borrower, at 33 State Street,
            Bangor, Maine 04401, Attention:  Frederick S. Samp,
            Telecopy: 207-990-6963, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

                 (b)  if to the Administrative Agent, at 100
            Federal Street, Boston, Massachusetts 02110, Attention:
            Mr. Michael M. Parker, Managing Director, Telecopy:
            617-434-3652, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice; and

                 (c) if to any Bank, at such Bank's address set forth on Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

            Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile along with receipt of confirmation and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                      Section 21.  GOVERNING LAW.

            THIS AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW Section 5-1401, BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF SAID STATE OF NEW YORK. THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER IN ACCORDANCE WITH LAW AT THE ADDRESS SPECIFIED IN Section 20. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                 Section 22.  HEADINGS.

            The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                      Section 23.  COUNTERPARTS.

            This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit
Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                 Section 24.  ENTIRE AGREEMENT, ETC.

            The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit
Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 26.

                      Section 25.  WAIVER OF JURY TRIAL.

            Each of the Administrative Agent, the Banks and the Borrower hereby waive its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, all parties to this Credit Agreement hereby waive any right they may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Administrative Agent has represented, expressly or otherwise, that such Bank or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Administrative Agent and the Banks have been induced to enter into this Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

            Section 26.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

            Any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Credit Agreement, the other
Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to Section 6.10.2 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto) hereunder, and the amount of the Commitments of the Banks and the amount of commitment fee or Letter of Credit Fees and the amount and time and any other term or condition or application of any mandatory prepayment under Section 4.5, may not be changed without the written consent of the Borrower and the written consent all of the Banks; the Revolving Credit Loan Maturity Date and the Term
Loan Maturity Date may not be postponed without the written consent of all of the Banks; any substantial portion of the Collateral (as defined in the Pledge Agreement) may not be released without the written consent of all of the Banks except (a) to the extent expressly contemplated by the Supplemental Indenture and the Pledge Agreement and (b) to the extent the aggregate principal amount of the Collateral
Bonds exceeds one-hundred and ten percent (110%) of the sum of the aggregate Revolving Credit Commitments and the outstanding principal amount of the Term Loans; this Section
26 and the definition of Majority Banks may not be amended, without the written consent of all of the Banks; and the amount of the Agent's Fee or any Letter of Credit Fees payable for the Administrative Agent's account and Section
16 may not be amended without the written consent of the Administrative Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                      Section 27.  SEVERABILITY.

            The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                 Section 28.  TRANSITIONAL ARRANGEMENTS.

            Section 28.1.  Chase Credit Agreement Superseded.

            This Credit Agreement shall supersede the Chase Credit Agreement in its entirety, except as provided in this
Section 28. On the Closing Date, the rights and obligations of the parties under the Chase Credit Agreement and the "Revolving Credit Notes" and the "Term Notes" as defined therein shall be subsumed within and be governed by this Credit Agreement and the Revolving Credit Notes and Term
Notes, respectively.

            Section 28.2.  Return and Cancellation of
Notes.

Upon its receipt of the Notes to be delivered hereunder on the Closing Date, each Bank will promptly return to the Borrower, marked "Canceled", the "Revolving Credit Notes" and the "Term Notes" of the Borrower held by such Bank as a Prior Lender pursuant to, and as defined in, the Chase
Credit Agreement, if any.

            Section 28.3.  Interest and Fees Under Superseded
Agreement.

            All interest and all commitment, facility and other fees and expenses owing or accruing under or in respect of the Chase Credit Agreement shall be calculated as of the Closing Date in accordance with the Transitional
Arrangements Letter and the Borrower shall be responsible for such fees, including any breakage fees.

            Section 28.4.  No Claims Under Chase Credit
Agreement.

Each Bank wishes (and the Borrower agrees) to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect such Bank's rights, interests, contracts, collateral security or remedies. Therefore, the Borrower unconditionally releases, waives and forever discharges (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of such Bank or Prior Lender to the Borrower regarding the execution, delivery or performance of the Chase Credit Agreement or any of the other Loan Documents (as defined in the Chase Credit Agreement), except the obligations to be performed by such Bank for the Borrower as expressly stated in this Credit Agreement and the other Loan Documents (as defined in this Credit Agreement), and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether known or unknown, which the Borrower might otherwise have against such Bank or Prior Lender or any of their directors, offices, employees or agents, in either case (i) or (ii), on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim cause of action, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the date hereof regarding the execution, delivery or performance of the Chase Credit Agreement or any of the Loan Documents (as defined in the Chase Credit Agreement).

            Section 28.5.   Interbank Settlements.

            On the Closing Date, each of the Banks shall pay to each of the Prior Lenders such amounts as may be necessary so as to result in the outstanding amount of Loans made by each Bank being equal to such Bank's Commitment Percentage and/or Term Loan Percentage of the aggregate amount of Loans outstanding as of the Closing Date. The Borrower and the Banks hereby agree that all amounts paid to any Bank or Prior Lender by any other Bank in connection with interbank settlements with respect to Loans outstanding immediately prior to the date hereof shall be deemed to constitute Loans under the Credit Agreement.

            Section 28.6.   Intercreditor Agreement with Bangor
Energy Banks. The Banks hereby agree to, ratify and confirm the Bangor Energy Intercreditor Agreement on the terms set forth therein, and further confirm that any matters concerning such agreement or the intercreditor arrangements set forth therein shall be governed by the provisions of the Bangor
Energy Intercreditor Agreement.

  [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]


              IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as of the date first set forth above.


                                     BANGOR HYDRO-ELECTRIC COMPANY

                               By:
                                  Name:
                                  Title:

                              BANKBOSTON, N.A., individually
                                and as Administrative Agent

                               By:
                                  Name:
                                  Title:


                              FLEET NATIONAL BANK,
                                individually and as
                                Documentation Agent

                               By:
                                  Name:
                                  Title:

                              PEOPLES HERITAGE BANK

                               By:
                                  Name:
                                  Title:

                              BANK OF SCOTLAND

                                By:
                                  Name:
                                  Title:

                              DEEPROCK & COMPANY

                              By:  Eaton Vance Management,
                                     as Investment Advisor

                               By:
                                  Name:
                                  Title:

                              CYPRESSTREE INVESTMENT
                                MANAGEMENT COMPANY, INC.
                              As:  Attorney-in-Fact and on
                                     behalf of First Allmerica
                                     Financial Life Insurance
                                     Company as Portfolio
                                     Manager

                                By:
                                  Name:
                                  Title:

                              KZH-CYPRESSTREE-1 CORPORATION

                               By:
                                  Name:
                                  Title:

                              CYPRESSTREE BOSTON PARTNERS

                                By:
                                  Name:
                                  Title: